UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Orbital ATK, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ORBITAL ATK, INC.
45101 Warp Drive
Dulles, VA 20166

June 23, 2017
Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Orbital ATK, Inc., which will be held at 9:00 a.m. on Thursday, August 10, 2017, at our headquarters located at 45101 Warp Drive, Dulles, Virginia.
The Notice of Annual Meeting and Proxy Statement that follow describe the business to be conducted at the meeting.
We have elected to take advantage of the "notice and access" rules of the Securities and Exchange Commission to furnish most of our stockholders with proxy materials over the Internet. These rules allow us to provide you with the information you need, while reducing printing and delivery costs.
Your vote on the proposals is important. Whether or not you attend the meeting, we encourage you to vote your shares in order to make certain that you are represented at the meeting. You may vote over the Internet, as well as by telephone or, if you requested to receive printed proxy materials, by mailing a proxy or voting instruction card.
We look forward to seeing you at the Annual Meeting.

Sincerely,

Ronald R. Fogleman Chairman of the Board	David W. Thompson President and Chief Executive Officer

i

ORBITAL ATK, INC.
45101 Warp Drive
Dulles, VA 20166
_______________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
___________________________________________________________________

Date and Time:	Thursday, August 10, 2017, at 9:00 a.m., Eastern Time
Place:	Orbital ATK, Inc. headquarters 45101 Warp Drive Dulles, Virginia
Items of Business:
• Elect 13 directors currently serving on Orbital ATK's Board of Directors.
• Advisory vote to approve the compensation of Orbital ATK's named executive officers.
• Advisory vote to approve the frequency of future advisory votes on executive compensation.
• Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2017.
• Transact any other business that may properly be considered at the meeting or any adjournment of the meeting.

Record Date:	June 14, 2017
Voting by Proxy:
It is important that your shares be represented and voted at the meeting. Whether or not you plan to attend the meeting in person, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled "Questions and Answers About the Meeting and Voting" beginning on page 1 of this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

By Order of the Board of Directors,

Thomas E. McCabe Senior Vice President, General Counsel and Secretary
June 23, 2017

ii

ORBITAL ATK, INC.
45101 Warp Drive
Dulles, VA 20166
________________________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
August 10, 2017
_________________________________________________
GENERAL INFORMATION
The Board of Directors of Orbital ATK, Inc. is soliciting proxies to be used at the Annual Meeting of Stockholders to be held on August 10, 2017 and at any adjournment of the meeting. This proxy statement is first being sent or given to stockholders on or about June 23, 2017.
QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING
What am I voting on?

•	Election of 13 directors currently serving on our Board of Directors.

•	Advisory vote to approve the compensation of Orbital ATK's named executive officers.

•	Advisory vote to approve the frequency of future advisory votes on executive compensation.

•	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.
Who is entitled to vote at the Annual Meeting?
Stockholders can vote their shares of Orbital ATK common stock at the Annual Meeting if our records show that they owned their shares as of the close of business on June 14, 2017, which was the record date.
What constitutes a quorum at the Annual Meeting?
On the record date, there were 57,717,622 shares of Orbital ATK common stock outstanding. This does not include 11,217,402 treasury shares that cannot be voted. Each share is entitled to one vote. Holders of a majority of the shares outstanding must be present at the Annual Meeting in order for there to be a quorum. You will be considered present at the Annual Meeting if you are in attendance and vote your shares at the meeting, or if you have properly voted over the Internet or by telephone or submitted a properly completed proxy card.
How can I vote my shares without attending the Annual Meeting?

•
If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone as instructed on the proxy card.

•
If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or, if you requested to receive printed proxy materials, you can also vote by mail or telephone by following the voting instruction card provided to you by your broker, bank, trustee or nominee.

•	If you hold shares in the Orbital ATK, Inc. 401(k) Plan, please refer to the voting instructions that are provided to you. The Plan trustee will vote your shares as you instruct.
How can I vote my shares in person at the Annual Meeting?

•
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your vote will be counted if you later decide not to attend the meeting.

•	If you are a stockholder of record, you may vote in person at the Annual Meeting.

•
If you hold shares beneficially in street name, you may vote in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares.

•	Shares held in the Orbital ATK, Inc. 401(k) Plan cannot be voted in person at the Annual Meeting.
Can I change my vote?
You can change your vote before the vote is taken at the Annual Meeting. If you are a stockholder of record, you can change your vote by:

•	voting over the Internet or by telephone at a later time, until 11:59 p.m., Eastern Time, on August 9, 2017;

•	signing and delivering to our Corporate Secretary a written request to revoke your proxy vote;

•	signing and mailing a new, properly completed proxy card with a later date than your original proxy card; or

•	attending the Annual Meeting and voting in person.
If you are not a stockholder of record, you must instruct the party that holds your shares of record for your account of your desire to change or revoke your voting instructions.
Will my shares be voted if they are held in nominee street name, such as by a broker, bank or other nominee?
If you hold your shares in nominee street name, such as by a broker, bank or other nominee, and you do not provide voting instructions, your nominee will not be permitted to vote your shares in their discretion on the election of directors (Proposal 1) and executive compensation matters (Proposals 2 and 3), but may still be permitted to vote in their discretion on the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 4). Therefore, it is particularly important for street name holders to instruct their brokers as to how they wish to vote their shares.
How are votes counted?
Your shares will be voted as you instruct, assuming that you have properly voted over the Internet or by telephone or that your properly signed proxy card is received in time to be voted at the Annual Meeting.
If you are a stockholder of record and you do not indicate how you wish to vote on a proposal, your shares will be voted as follows on that proposal:

•	FOR all of the Board's nominees for election as directors (Proposal 1).

•	FOR the advisory vote to approve the compensation of Orbital ATK's named executive officers (Proposal 2).

•	On an advisory basis, in favor of conducting future votes to approve executive compensation EVERY YEAR (Proposal 3).

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year (Proposal 4).
Shares held in the Orbital ATK, Inc. 401(k) Plan will be voted by the Plan trustee as directed by participants. Shares for which the Plan trustee has not received voting instructions by the voting deadline or that have not been allocated to participant accounts will be voted by the Plan trustee in the same manner and proportion as it votes shares for which it received voting instructions.
How will abstentions and broker non-votes affect the quorum and voting?

•	If you abstain from voting on any of the proposals, you will still be considered present at the Annual Meeting for purposes of determining a quorum.

•
Abstentions will have no effect on the outcome of Proposal 1. If you abstain from voting on Proposals 2 or 4, your shares will still be considered in determining the vote required to approve the proposal, and you will be deemed to have voted against that proposal. In addition, because Proposal 3 presents a choice among a number of alternatives, abstentions will have the effect of a vote against each choice.

•
If shares are held in nominee street name, such as by a bank or broker, and the nominee cannot vote the shares on a specific proposal because no voting instructions were received from the owner, the failure of the nominee to vote the shares is called a "broker non-vote." Broker non-votes will be considered present at the Annual Meeting for purposes of determining a quorum. However, broker non-votes will not be considered in determining the vote required to approve Proposals 1, 2 and 3, and will not be deemed to have voted against the proposal.

What vote is required to approve the proposals?
If a quorum is present at the Annual Meeting:

•
Each director must receive a majority of the votes cast to be elected pursuant to Proposal 1. Abstentions are not considered votes cast for this purpose. As described above, abstentions will have no effect on the outcome of Proposal 1.

•
With respect to the advisory vote on the frequency of future advisory votes to approve executive compensation (Proposal 3), the frequency receiving the greatest number of votes (every one, two or three years) will be the frequency recommended by the stockholders.

•	Proposals 2 and 4 require the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the proposal at the Annual Meeting.
Because your votes on Proposal 2 and 3 are advisory, they are non-binding on our Board of Directors. Although non-binding:

•
The Compensation and Human Resources Committee of the Board will take into account the results of the advisory vote to approve executive compensation (Proposal 2), as applicable, when considering future executive compensation arrangements.

•
The Board will carefully consider the results of the advisory vote to approve the frequency of future advisory votes on executive compensation (Proposal 3) and expects to be guided by the alternative that receives the most stockholder support in determining the frequency of future say-on-pay votes.

Who will tabulate the votes at the Annual Meeting?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election at the Annual Meeting.
How will the solicitation of proxies be handled?

•
Proxies are being solicited primarily by Internet and mail, but proxies may also be solicited personally, by telephone, facsimile and similar means. Our directors, officers and other employees may help with the solicitation without additional compensation.

•	We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $7,500 plus expenses.

•	We will reimburse brokers, banks and other custodians and nominees for their reasonable expenses in forwarding proxy solicitation materials to the owners of the shares they hold.

•	We will pay all other expenses of preparing, printing, and mailing or distributing the proxy solicitation materials.
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of paper copies?
In accordance with rules adopted by the Securities and Exchange Commission ("SEC"), we may furnish proxy materials to our stockholders by providing access to these documents on the Internet instead of mailing printed copies. You will not receive printed copies of the materials unless you request them. Instead, we mailed you the Notice of Internet Availability of Proxy Materials (unless you have previously consented to electronic delivery or already requested to receive paper copies), which instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice of Internet Availability of Proxy Materials explains how to submit your proxy over the Internet. If you would like to receive a paper copy or email copy of the proxy materials, please follow the instructions provided in the Notice of Internet Availability of Proxy Materials.

What other business may be brought up at the Annual Meeting?

•
Our Board of Directors does not intend to present any other matters for a vote at the Annual Meeting. No stockholder has given the timely notice required by our Bylaws in order to present a proposal at the Annual Meeting. Similarly, no additional candidates for election as a director can be nominated at the Annual Meeting because no stockholder has given the timely notice required by our Bylaws in order to nominate a candidate for election as a director at the Annual Meeting. If any other business is properly brought before the meeting, the persons named as proxy on the proxy card will vote on the matter using their best judgment.

•
Information regarding the requirements for submitting a stockholder proposal for consideration at next year's annual meeting, or nominating a candidate for election as a director at next year's annual meeting, can be found near the end of this proxy statement under the heading "Future Stockholder Proposals."

How are proxy materials delivered to stockholders who share the same household?
SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more stockholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that stockholders living at the same address receive, and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus and information statements.
If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each stockholder will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing stockholders to consent to such elimination, or through implied consent if a stockholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer stockholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.
Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year's proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the number of shares of our common stock beneficially owned (as defined by the Securities and Exchange Commission for proxy statement purposes) as of June 14, 2017 by (1) each person known by the Company to beneficially own more than 5% of the Company's common stock, (2) each of our directors and nominees, (3) each executive officer named in the Summary Compensation Table included later in this proxy statement, and (4) all of the directors and executive officers as a group. Unless otherwise noted, the persons listed in the table have sole voting and investment powers with respect to the shares of common stock owned by them.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)		Percent of Shares Outstanding(4)	Total Shares, Options, RSUs. DSUs, and PSUs Owned (5)
First Eagle Investment Management, LLC (6)	4,729,130		8.2%	4,729,130
BlackRock, Inc. (7)	4,717,486		8.2%	4,717,486
The Vanguard Group, Inc. (8)	4,524,923		7.8%	4,524,923
The London Company (9)	2,887,376		5.0%	2,887,376
Kevin P. Chilton	3,023		*	5,213
Frank L. Culbertson	30,858		*	40,546
Roxanne J. Decyk	1,261		*	8,305
Martin C. Faga	11,934		*	11,934
Lennard A. Fisk	17,300		*	17,300
Ronald R. Fogleman	1,147		*	16,263
Robert M. Hanisee	26,987		*	28,752
Ronald T. Kadish	15,932		*	15,932
Tig H. Krekel	1,054		*	9,359
Blake E. Larson	87,640		*	109,062
Scott L. Lehr	14,764		*	22,578
Douglas L. Maine	15,125		*	15,125
Roman Martinez IV	4,000	(10)	*	25,969
Janice I. Obuchowski	13,150		*	13,150
Garrett E. Pierce	87,551		*	105,467
James G. Roche	15,291		*	15,291
Harrison H. Schmitt	11,952		*	11,952
David W. Thompson	133,750		*	174,298
Scott L. Webster	13,177		*	15,367
All directors and executive officers as a group (23 persons)	697,023		1.2%	886,494

* Less than 1%.
(1)
Includes shares subject to stock options exercisable on June 14, 2017, or within 60 days thereafter, for the following beneficial owners: Frank L. Culbertson, 5,603 shares; Blake E. Larson, 27,661 shares; Garrett E. Pierce, 9,745 shares; David W. Thompson, 23,387 shares; and all directors and executive officers as a group (23 persons), 105,278 shares.

(2)
Includes shares of restricted common stock with voting rights held by certain directors and executive officers. Except for Mr. Faga, excludes deferred stock units without voting rights under our Non-Employee Director Stock Program under the Company's 2015 Stock Incentive Plan, or its predecessor plans (the Non-Employee Director Restricted Stock Award and Stock Deferral Program under the Company's 2005 Stock Incentive Plan and the Non-Employee Director Restricted Stock Plan). Mr. Faga will receive a payment of 9,376 shares of Orbital ATK common stock on August 10, 2017 when his present term on the Board expires. Additional information regarding Orbital ATK securities held by each director is shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement. As of June 14, 2017, all directors and executive officers as a group (23 persons) held 69,840 shares of restricted stock. Excludes deferred stock units without voting rights under our Nonqualified Deferred Compensation Plan because none of the executive officers has a payment scheduled within 60 days. Includes restricted stock units without voting rights under the Orbital Sciences Corporation 2005 Stock Incentive Plan, under which the Company assumed the obligation to issue Orbital ATK shares pursuant to the terms of the Transaction Agreement relating to the merger of Alliant Techsystems Inc. (formerly known as ATK and now named Orbital ATK, Inc.) and Orbital Sciences Corporation ("Orbital") on February 9, 2015 (the "Merger"), because the following numbers of shares are scheduled to vest within 60 days: Mr. Culbertson, 2,993 shares; Mr. Pierce, 4,490 shares; Mr. Thompson, 6,735 shares; and all directors and executive officers as a group (23 persons), 17,809 shares. Includes shares allocated, as of June 14, 2017, under a 401(k) plan to the accounts of the following beneficial owners: Mr. Culbertson, 1,044 shares; Mr. Pierce, 2,187 shares; Mr. Thompson, 2,355 shares; and all directors and executive officers as a group (23 persons), 9,168 shares.

(3)
Excludes phantom stock units to be settled in cash that are credited to the accounts of directors who participate in our Deferred Fee Plan for Non-Employee Directors (which are shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement) or were credited prior to January 1, 2005 to the accounts of officers who participate in our Nonqualified Deferred Compensation Plan (described under the heading "Executive Compensation" later in this proxy statement).

(4)	Assumes the issuance of the shares covered by the exercisable stock options and restricted stock units scheduled to vest within 60 days that are held by each person or the group, as applicable.
(5)
Sets forth the total amount of Company stock-based holdings for the person or entity, including shares beneficially owned and reported on this table and the following stock-based holdings that will not vest or be payable within 60 days following June 14, 2017 (and therefore are not required to be reported in the table): stock options, deferred stock units and phantom stock units. This supplemental information is being provided for our current Named Executive Officers to provide additional information regarding their equity holdings, and is described in greater detail under "Executive Compensation" below. Additional information regarding Orbital ATK securities held by each director is shown in the table under the heading "Corporate Governance—Stock Ownership Guideline for Non-Employee Directors" later in this proxy statement.

(6)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2017, reporting beneficial ownership as of December 31, 2016. The amended Schedule 13G reported that First Eagle Investment Management, LLC ("FEIM"), a registered investment adviser, has sole voting power over 4,531,848 shares and sole dispositive power over 4,729,130 shares. FEIM is deemed to be the beneficial owner of the 4,729,130 shares as a result of acting as investment adviser to various clients. The address of FEIM is 1345 Avenue of the Americas, New York, New York 10105.

(7)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on January 25, 2017, reporting beneficial ownership as of December 31, 2016. The amended Schedule 13G reported that BlackRock, Inc. ("BlackRock") has sole voting power over 4,570,816 shares and sole dispositive power over 4,717,486 shares. The shares beneficially owned by BlackRock, a parent holding company, were acquired by various BlackRock subsidiaries, none of which beneficially owns more than 5% of the outstanding shares of Orbital ATK common stock. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(8)
Based on a Schedule 13 G/A filed with the Securities and Exchange Commission on February 10, 2017, reporting beneficial ownership as of December 31, 2016. The amended Schedule 13G reported that the Vanguard Group ("Vanguard"), an investment adviser, has sole voting power over 35,041 shares, shared voting power over 3,435 shares, sole dispositive power over 4,489,719 shares, and shared dispositive power over 35,204 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, beneficially owns 31,769 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, beneficially owns 6,707 shares as a result of its serving as investment manager of Australian investment offerings. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(9)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2017, reporting beneficial ownership as of December 31, 2016. The amended Schedule 13G reported that The London Company, an investment adviser, has sole voting and dispositive power over 2,142,847 shares and shared dispositive power over 744,529 shares. The London Company is deemed to be a beneficial owner of the shares due to its discretionary power to make investment decisions over these shares for its clients and/or its ability to vote these shares. In all cases, persons other than The London Company have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds of the sale of the shares. No individual client holds more than 5% of the outstanding shares of Orbital ATK common stock. The address of The London Company is 1800 Bayberry Court, Suite 301, Richmond, Virginia 23226.

(10)	Includes 1,000 shares owned by Mr. Martinez's wife. Mr. Martinez disclaims beneficial ownership of these 1,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and certain officers, as well as beneficial owners of more than 10% of the Company's common stock, to file initial reports of ownership and reports of changes in ownership of securities with the SEC. Such persons are required to furnish us with copies of these reports. Based solely on a review of these reports, written representations from our directors and officers, and applicable regulations, we believe that all required reports for the fiscal year ended December 31, 2016 were timely filed except for a report that the Company filed on behalf of Robert M. Hanisee on May 5, 2016, relating to his acquisition of Phantom Stock Units (PSUs) under the Company's Deferred Fee Plan for Non-Employee Directors.  The Company timely filed the original report but inadvertently underreported the number of PSUs involved in the transaction, which required an amendment to correct the error.

PROPOSAL 1
ELECTION OF DIRECTORS
The Board of Directors has nominated thirteen directors, listed below, to be elected at the Annual Meeting, to hold office until the 2018 annual meeting of stockholders and until their successors have been elected and have qualified or their service ends earlier through death, resignation, retirement or removal from office. All nominees are currently directors. Martin C. Faga and Robert M. Hanisee, current directors of the Company, are retiring from the Board and, therefore, are not nominees for re-election.
Each nominee has agreed to serve, if elected. Although we do not know of any reason why any of the nominees might become unavailable for election, if that should happen, the Board may recommend a substitute nominee. Shares represented by proxies will be voted for any substitute designated by the Board.
Pursuant to the Company's amended and restated Bylaws, in order to be elected in an uncontested election, a director nominee must receive more "For" votes than "Against" votes. For purposes of the election of directors, abstentions, broker non-votes and other shares not voted will have no effect on the outcome of the election other than for purposes of determining a quorum at the meeting. Our Bylaws also provide that a director who fails to receive the required vote at any annual meeting at which they are nominated for re-election shall tender his or her resignation from the Board. The Board will act on the resignation at its next regularly scheduled meeting, taking into account the recommendation of the Board's Governance Committee, and publicly disclose its decision promptly thereafter. Any director who tenders such a resignation in accordance with the Bylaws will not participate in the Board decision on the resignation. If the Board does not accept the resignation, the director will continue to serve until the next annual meeting at which he or she stands for re-election to the Board and until his or her successor is duly elected, or until his or her earlier resignation or removal. If the Board accepts the resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board in accordance with our Bylaws.
        Our Board of Directors recommends a vote FOR the election as directors of all nominees listed below.

Kevin P. Chilton
General Chilton retired as General from the U.S. Air Force in 2011 after more than three decades of service. He served as Commander, U.S. Strategic Command, from 2007 through 2011, overseeing operations for Department of Defense nuclear, space and cyberspace operations. From 2006 to 2007, General Chilton served as Commander of Air Force Space Command, where he was responsible for all U.S. Air Force space operations. He previously served in the U.S. Air Force in a variety of command positions and as a pilot. General Chilton also served as a NASA astronaut from 1987 to 1996, including on three Space Shuttle flights. He is also a director of Level 3 Communications, Inc. From 2012 until the merger of the Company and Orbital Sciences Corporation ("Orbital") on February 9, 2015 (the "Merger"), he was a director of Orbital, and served as a director of Anadarko Petroleum Corporation from 2011 to 2017.
Director since 2015 age 62
Director Qualifications:
•	Industry, Leadership and Military Experience—Retired General, U.S. Air Force; former Commander, U.S. Strategic Command, and Commander, Air Force Space Command; former NASA astronaut.
•	Corporate Governance Experience—Director on several public company boards.

Roxanne J. Decyk

Ms. Decyk served as the Executive Vice President of Global Government Affairs for Royal Dutch Shell plc, a global group of energy and petrochemicals companies, from 2009 to 2010. She joined Royal Dutch Shell plc in 1999, where, prior to her most recent position, she was Corporate Affairs Director from 2005 to 2009, Senior Vice President, Corporate Affairs and Human Resources, Shell US from 2002 to 2005, and Vice President, Corporate Strategy from 1999 to 2002. She is also a director of DigitalGlobe and Ensco plc. From 1993 to 2014, She was also a director of Snap-on Incorporated from 1993 to 2014 and Petrofac Limited from 2011 to 2015.
Director since 2010 age 64
Director Qualifications:
•	Human Resources Experience—Extensive experience in human resources gained as an officer for a major multinational corporation and through service on compensation committees, including as chair.
•	Corporate Strategy Experience—Led strategy at two global companies.

Lennard A. Fisk

Dr. Fisk has been a Distinguished University Professor of Space Science at the University of Michigan since 2006. He joined the faculty of the University of Michigan in 1993, where he leads a group that conducts theoretical and experimental space science research. From 1987 to 1993, Dr. Fisk was the NASA Associate Administrator for Space Science and Applications, where he was responsible for the planning and direction of all NASA programs concerned with space science and applications, and for the institutional management of the Goddard Space Flight Center and the Jet Propulsion Laboratory. He has served on numerous advisory committees including the Space Studies Board of the U.S. National Academy of Sciences, which he chaired from 2003 to 2008. From 1993 until the Merger in February 2015, he was a director of Orbital Sciences Corporation.
Director since 2015 age 73
Director Qualifications:
•	Government Experience—Former associate administrator at NASA, a major Orbital ATK customer.
•	Industry Experience—Professor of Space Sciences with significant understanding of space and earth science initiatives and NASA priorities; extensive entrepreneurial space systems experience.

Ronald R. Fogleman

General Fogleman has been the non-executive Chairman of Orbital ATK's Board of Directors since November 2009. He has been President of B Bar J Cattle and Consulting Company, a consulting firm, since 1997. Prior to retiring from the U.S Air Force in 1997 after 34 years of active service, he was the Commander of the Air Mobility Command, Commander-In-Chief of the US Transportation Command and the Air Force’s 15th Chief of Staff. Since his military retirement he served as a member of the Defense Policy Board, the NASA Advisory Council, the Jet Propulsion Laboratory Advisory Council and two Congressional Commissions associated with the organization of national security assets in space. He has been on the boards of directors of numerous public companies and is currently the Lead Director on the Board of Directors of AAR Corp.
Director since 2004 age 75
Director Qualifications:
•	Industry, Leadership and Military Experience—Former non-executive chairman of an airline and lead director of an aerospace company, and retired Chief of Staff of the U.S. Air Force.
•	Corporate Governance Experience—Current and former chair of governance committees and service on audit and compensation committees.

Ronald T. Kadish

General Kadish served as Executive Vice President of Booz Allen Hamilton, a global strategy and technology consulting firm, from 2005 to 2015. In September 2004, he retired as Lieutenant General from the U.S. Air Force after serving for 34 years. From 1999 until his retirement, General Kadish served as Director of the U.S. Missile Defense Agency. From August 1996 to June 1999, General Kadish served as the Commander of the Electronic Systems Center at Hanscom Air Force Base. Prior to that time, he served in numerous assignments with the U.S. Air Force, including Program Director for several major military aircraft platforms. He is also a director of Spirit AeroSystems Holdings, Inc. From 2005 until the Merger in February 2015, he was a director of Orbital Sciences Corporation.
Director since 2015 age 69
Director Qualifications:
•	Leadership Experience—Retired Lieutenant General, U.S. Air Force, senior executive at Booz Allen for the past ten years.
•	Industry Experience—Prior service as Director of U.S. Missile Defense Agency, a major Orbital ATK customer; extensive knowledge of U.S. government acquisition process, strategies and priorities.

Tig H. Krekel

Mr. Krekel is Chairman and Founding Partner of Hudson Group, a South Carolina advisory services firm. He was the Vice Chairman and a partner of J.F. Lehman & Company, a New York private-equity investment bank, from 2003 to 2012. Before joining J.F. Lehman, Mr. Krekel served as President and Chief Executive Officer of Hughes Space and Communications and President of Boeing Satellite Systems, the world's largest manufacturer of commercial and military communications satellites. He is also a director of Vista Outdoor Inc.
Director since 2010 age 63
Director Qualifications:
•
Leadership, Industry and Financial Experience—Former chief executive officer of several large and complex businesses, with more than 35 years of experience in the aerospace and defense industries and 10 years of private equity experience in multiple industry segments.

•	Corporate Governance Experience—Chaired and served on numerous boards and committees of both public and private companies.

Douglas L. Maine

Mr. Maine joined International Business Machines in 1998 as Chief Financial Officer following a 20-year career with MCI, a telecommunications firm, where he was Chief Financial Officer from 1992-1998. He was named General Manager of ibm.com in 2000 and General Manager, Consumer Products Industry in 2003 and retired in 2005. Mr. Maine is currently a Limited Partner and Senior Advisor to Brown Brothers Harriman & Co.,a financial services firm. He is also a director of Albemarle, Inc. and BroadSoft, Inc. He was also a director of Rockwood Holdings, Inc. from 2005 until January 2015, when Albemarle acquired Rockwood.
Director since 2006 age 68
Director Qualifications:
•	Financial Experience—Former chief financial officer of two Fortune 100 companies; member of the Public Company Accounting Oversight Board Standing Advisory Group
•	Corporate Governance Experience—Current and former chair of the audit committees of other public companies and a private company.

Roman Martinez IV

Mr. Martinez has been a private investor since 2003. He retired as Managing Director of Lehman Brothers, an investment banking firm, in 2003, following a 31-year career with the firm. He is also a director of Cigna Corporation. From 2008 to 2014, he was also a director of Bacardi Limited.
Director since 2004 age 69
Director Qualifications:
•	Financial Experience—31-year career as an investment banker and private investor, with an MBA degree from the Wharton School of the University of Pennsylvania.
•	Corporate Governance Experience—Director of several corporate and non-profit boards.

Janice I. Obuchowski

Ms. Obuchowski has been President of Freedom Technologies, Incorporated, a telecommunications research and consulting firm, since 1992. In 2003, Ms. Obuchowski also served as Ambassador and U.S. Representative to the World Radiocommunication Conference 2003. From 1989 to 1992, she served as Assistant Secretary for Communications and Information at the U.S. Department of Commerce and Administrator of the National Telecommunications and Information Agency. From 1980 to 1987, she served in a variety of positions at the U.S. Federal Communications Commission, including Senior Adviser to the Chairman. Ms. Obuchowski is a director of CSG Systems International, Inc. and Inmarsat plc. From 1996 until the Merger in February 2015, she was a director of Orbital Sciences Corporation.
Director since 2015 age 65
Director Qualifications:
•	Leadership and Industry Experience—Experienced telecommunications and defense executive.
•	Government Experience—Expertise in telecommunications policy and a broad satellite communications background from working in both the public and private sectors.

James G. Roche

Dr. Roche served as the Secretary of the U.S. Air Force from 2001 to 2005. From 1984 to 2001, he held several executive positions with Northrop Grumman Corporation, a global defense company, including Corporate Vice President and President of its Electronic Sensors and Systems Sector. From 1983 to 1984, Dr. Roche was Democratic Staff Director of the U.S. Senate Committee on Armed Services. He served in the U.S. Navy for 23 years and retired with the rank of captain in 1983. Between 2006 and 2009, Dr. Roche served as a director of TechTeam Global, Inc. From 2005 until the Merger in February 2015, he was a director of Orbital Sciences Corporation.
Director since 2015 age 77
Director Qualifications:
•	Industry, Leadership and Government Experience—Retired Captain, U.S. Navy; former Secretary of the U.S. Air Force; former executive with Northrop Grumman.
•	Corporate Governance Experience—Prior service on multiple company boards.

Harrison H. Schmitt

Dr. Schmitt has served in various capacities as an aerospace and earth science consultant since 1983. From 1977 to 1983, Dr. Schmitt was a U.S. Senator from New Mexico, during which time he chaired the Senate Science, Technology and Space Subcommittee, which oversaw all non-military space-related research and development programs of the U.S. Government. During 1981 to 1983, Schmitt served on the Senate Appropriations Committee. From 1974 to 1975, he was Assistant Administrator for Energy Programs for NASA. From 1965 to 1973, he was a NASA astronaut and pilot. As Lunar Module Pilot and geologist on Apollo 17 in 1972, the last Apollo mission to the Moon, he explored the Moon's surface. Dr. Schmitt chaired the NASA Advisory Council from 2005 to 2008. From 1983 until the Merger in February 2015, he was a director of Orbital Sciences Corporation and served as Lead Director during the year leading to the Merger.
Director since 2015 age 81
Director Qualifications:
•	Leadership, Government and Industry Experience—Former NASA astronaut and assistant administrator, former chair of NASA Advisory Council, and former United States Senator.
•	Corporate Governance Experience—Other public and non-public company board experience, including service as audit committee chair.

David W. Thompson

Mr. Thompson has been President and Chief Executive Officer of Orbital ATK since the Merger in February 2015. He co-founded Orbital Sciences Corporation and served as Chairman of the Board and Chief Executive Officer of Orbital from 1982 until the Merger. From 1982 to 1999, he also served as President of Orbital, a role he resumed in mid-2011. Prior to founding Orbital, Mr. Thompson was employed by Hughes Electronics Corporation as special assistant to the President of its Missile Systems Group and by NASA at the Marshall Space Flight Center as a project manager and engineer, and also worked on the Space Shuttle's autopilot design at the Charles Stark Draper Laboratory.
Director since 2015 age 63
Director Qualifications:
•	Leadership and Industry Experience—Co-founder of Orbital and its CEO for over 30 years; current CEO of Orbital ATK; extensive knowledge of aerospace and defense sectors.
•	Operational, Marketing and Financial Experience—Extensive knowledge of Orbital ATK business and markets and significant management, finance and operating experience gained as CEO of Orbital.

Scott L. Webster

Mr. Webster was Chairman of the Board of MBDA Incorporated, the U.S. subsidiary of MBDA, a multinational developer and manufacturer of missiles and missile systems, from 2013 to January 2017. He served as interim CEO of MBDA Incorporated from 2013 to 2014. Mr. Webster is a co-founder of Orbital Sciences Corporation. From 1998 to 2001, he served as Chairman of the Board and Chief Executive Officer of ORBCOMM Global, L.P., a satellite services company formerly affiliated with Orbital. Mr. Webster previously served for over ten years in executive leadership positions and then in various consulting capacities with Orbital through 1997. From 1982 until the Merger in February 2015, he was a director of Orbital Sciences Corporation.
Director since 2015 age 65
Director Qualifications:
•
Operational and Industry Experience—Extensive knowledge of Orbital ATK business and markets gained as co-founder and former executive of Orbital and affiliated companies; former CEO of U.S. subsidiary of a large multinational missile systems company.

•	Corporate Governance Experience—Current director of QinetiQ North America and ENSCO, Inc.; former Chairman of MBDA Incorporated; former director of Orbital and ORBCOMM.

CORPORATE GOVERNANCE
Corporate Governance Highlights
The Company is committed to good corporate governance, which promotes long-term stockholder value and strengthens Board and management accountability. In furtherance of that goal, the Company has established the following practices:

•	Separate Chairman and Chief Executive Officer roles

•	All directors are independent, other than our CEO

•	All standing committees are composed entirely of independent directors

•	Independent directors meet regularly in executive sessions without management

•	Majority voting in uncontested director elections

•	Annual election of directors

•	The Board and its Committees conduct an annual self-evaluation process

•	Director and executive stock ownership and retention guidelines

•	No stockholder rights plan or poison pill

•	Hedging or pledging of common stock by our directors and executive officers is prohibited

•	Clawback policy for the Company’s executive officers
Corporate Governance Guidelines
Our Board of Directors and management are committed to effective corporate governance practices that promote long-term shareholder value growth. Our Corporate Governance Guidelines describe the governance principles and procedures by which the Board functions. The Board periodically reviews and updates the Corporate Governance Guidelines and the Board committee charters in response to corporate governance developments, including regulatory changes, and recommendations by directors in connection with Board and committee evaluations.
Our Corporate Governance Guidelines and our Board committee charters are available on our website at www.orbitalatk.com by selecting Investors and then Corporate Governance. Stockholders may request a free printed copy of our Corporate Governance Guidelines and committee charters from our investor relations department by contacting them by telephone at 703-406-5960 or by email at investor.relations@orbitalatk.com.
Code of Ethics and Business Conduct
We have a written code of business ethics and conduct which applies to all directors, officers and employees. Our Corporate Governance Guidelines provide that the Board will not permit any waiver of our Code of Ethics and Business Conduct. Our Code of Ethics and Business Conduct is available on our website at www.orbitalatk.com by selecting Investors and then Corporate Governance. We intend to satisfy the disclosure requirements under the Securities Exchange Act of 1934, as amended, regarding an amendment to, or a waiver from, our Code of Ethics and Business Conduct by posting such information on our website at www.orbitalatk.com.
Stockholders may request a free printed copy of our Code of Ethics and Business Conduct from our investor relations department by contacting them by telephone at 703-406-5960 or by email at investor.relations@orbitalatk.com.
Communications with Directors
Procedures for stockholders, or anyone else, to communicate directly with non-management directors are available on our website at www.orbitalatk.com by selecting Investors, then Corporate Governance and then Contact the Board.
Any concerns about the Company's accounting, internal controls or auditing matters, or a director's potential conflict of interest, will be referred to the Audit Committee of the Board of Directors. Other communications sent to the Board of Directors will first be reviewed by Orbital ATK's Senior Vice President, General Counsel and Corporate Secretary who may elect not to refer items that are unrelated to the duties and responsibilities of the Board. Such items include, but are not limited to:

•	Product inquiries or suggestions and

•	Employee complaints that are neither significant nor material.

The following items are not forwarded to the Board: job inquiries, spam or junk mail, surveys, and business solicitations or advertisements. Orbital ATK maintains a record of all communications to the Board, which Board members may review at any time upon request. Furthermore, Orbital ATK's Senior Vice President, General Counsel and Secretary provides a quarterly summary to the Chair of the Governance Committee of communications sent to the Board, if any.
Director Independence
Under applicable rules of the New York Stock Exchange ("NYSE"), a majority of our Board of Directors must be independent. Our Board of Directors has affirmatively determined that each of the current directors, other than David W. Thompson, has no material relationship with Orbital ATK and is independent. Each of our Audit, Governance, and Compensation and Human Resources Committees is composed only of independent directors.
In order to qualify as independent, a director must meet each of the NYSE's five objective independence standards and our Board of Directors must also affirmatively determine, in its business judgment and in consideration of all relevant facts and circumstances, that the director has no material relationship with Orbital ATK. The Board has reviewed the transactions and relationships between Orbital ATK and our directors, their immediate family members, and entities with which they are affiliated and has determined that other than Mr. Thompson, each director satisfies the five NYSE independence standards and does not have a material relationship with the Company that would impair his or her independence from management.
Board Leadership Structure
General Ronald R. Fogleman has served as independent non-executive Chairman of the Board since November 2009. Orbital ATK's Corporate Governance Guidelines provide that, in the directors' discretion as to the appropriate Board leadership structure at any particular time, the positions of CEO and Chairman of the Board may be either combined or separated. Furthermore, if the directors elect the CEO to serve as Chairman or if the Chairman is otherwise not independent, the directors shall, upon the recommendation of the Governance Committee of the Board, appoint a lead independent director. In addition, the Governance Committee charter provides that, periodically, the Committee shall review and recommend the Board's leadership structure, including an assessment of whether the roles of Chairman of the Board and CEO should be combined or separated.
The Board believes that its current leadership structure is appropriate for Orbital ATK at this time because it clearly delineates the separate roles and responsibilities of management, freeing the CEO to focus on setting and implementing Orbital ATK's strategic direction and running the Company's day-to-day business, while allowing the Chairman to concentrate on leading the Board in the performance of its duties and oversight responsibilities.
Under Orbital ATK's Corporate Governance Guidelines, the responsibilities of an independent Chairman include:

•	Chair meetings of the Board as well as executive sessions of non-management and independent directors.

•	Coordinate, develop and approve the agendas for meetings of the Board, in consultation with the CEO, other officers of the Company and other Board members.

•
Coordinate, develop the agenda for, and moderate executive sessions of the Board's non-management directors and independent directors, and act as principal liaison between the non-management directors and the Company's management on sensitive issues.

•
Determine the quality, quantity and timeliness of the flow of information from the Corporation's management that is necessary for the non-management directors to effectively and responsibly perform their duties.

•
Lead the independent directors in periodic reviews of the performance of the CEO, discuss with members of the Compensation and Human Resources Committee the CEO's performance, and meet with the CEO to discuss the Board's performance review.

The Board's Role in Risk Oversight
The primary responsibility for the identification, assessment and management of the various risks that our Company faces belongs with management. The role of our Board of Directors is to consider and oversee the significant risks facing Orbital ATK. The Board executes this oversight responsibility directly and through the standing committees of the Board. Specifically, the Board of Directors annually reviews Orbital ATK's Enterprise Risk Management ("ERM") framework and process, and discusses with management Orbital ATK's top strategic, operational, financial, business, and compliance risks. The ERM process allows for increased risk transparency to management and the Board, clarifies accountabilities for mitigation strategies, and facilitates decision-making regarding allocation of resources. In accordance with the listing standards of the NYSE, specific risk oversight matters are the responsibility of the Audit Committee. The Audit Committee discusses with management Orbital ATK's major financial risks and Orbital ATK's guidelines and policies for assessing, managing, monitoring and controlling financial risks. The Compensation and Human Resources Committee has a specific risk oversight responsibility regarding incentive compensation. The Compensation and Human Resources Committee annually discusses with management the impact of Orbital ATK's compensation policies and practices on risk taking within the Company. Both the Audit Committee and the Compensation and Human Resources Committee report to the full Board at regularly scheduled meetings of the Board. Other areas of risk, such as cybersecurity, and general oversight of the ERM process are managed by the Governance Committee.
Meetings of the Board and Board Committees
The Board of Directors conducts its business through meetings of the Board and the following standing committees: Audit, Governance, Compensation, and Markets and Technology. The independent directors of the Board meet in executive session at each regularly scheduled Board meeting. Each of the standing committees has adopted a written charter which sets out the function and responsibilities of the committee. The current committee charters are available on our website at www.orbitalatk.com by selecting Investors, then Corporate Governance and then Board of Directors Committees and Charters.
During the fiscal year ended December 31, 2016, all current directors attended at least 75% of Board and applicable committee meetings. During the fiscal year ended December 31, 2016, our Board of Directors held five meetings, all of which were regularly scheduled meetings.

As a general practice, Board members are expected to attend our annual meetings of stockholders. All Board members attended last year's annual meeting of stockholders on May 4, 2016.
Audit Committee

Members:	Douglas L. Maine, Chair	Robert M. Hanisee
	Kevin P. Chilton	Ronald T. Kadish
	Martin C. Faga	Roman Martinez IV
The Audit Committee is responsible for assisting the Board of Directors in monitoring the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements and aspects of the Company's Code of Ethics and Business Conduct, the independent auditor's qualifications and independence, and the performance of the Company's internal audit function and the independent auditor. The Audit Committee has the sole authority to retain and terminate the independent auditor and is directly responsible for the compensation and oversight of the work of the independent auditor. The independent auditor reports directly to the Audit Committee. The Audit Committee reviews and discusses with management and the independent auditor the annual audited and quarterly financial statements (including the specific disclosures under the "Management's Discussion and Analysis of Financial Condition and Results of Operations"), critical accounting policies and practices used by the Company, the Company's internal control over financial reporting, and the Company's major financial risk exposures.
All of the Audit Committee members meet the independence and experience requirements of the NYSE and the SEC. The Board has identified Mr. Hanisee, Mr. Maine and Mr. Martinez as audit committee financial experts under the rules of the SEC. The Audit Committee held 21 meetings during 2016, four of which were regularly-scheduled meetings and 17 of which were special meetings. Generally, the Audit Committee meets separately with the independent auditors and the Company's internal auditors at regularly-scheduled meetings and periodically meets separately with management.
Governance Committee

Members:	Harrison H. Schmitt, Chair	Ronald R. Fogleman
	Roxanne J. Decyk	Janice I. Obuchowski
	Martin C. Faga	Scott L. Webster
The Governance Committee identifies individuals qualified to become Board members and reviews with the Board the appropriate skills, characteristics and diversity desired on the Board. The Governance Committee is also responsible for general oversight of our risk management processes and ethics compliance, outside of areas reserved for the Audit Committee under NYSE rules. In addition, the Committee oversees the process of assessing Board effectiveness and each year, after considering the experience, qualifications, attributes, skills and contributions of each director, recommends to the Board the director nominees for re-election at the next annual meeting of stockholders. Periodically, the Committee reviews and recommends the

Board's leadership structure, including an assessment of whether the roles of Chairman of the Board and CEO should be combined or separated. The Committee also makes recommendations to the Board regarding Board organization, operation and committee structure, corporate governance guidelines applicable to the Company, and director compensation. Periodically, the Committee evaluates director compensation, based on market analyses, including comparisons of the Company's practices with those of peer-group companies. All of the Governance Committee members meet the independence requirements of the NYSE. The Governance Committee held four meetings during 2016, all of which were regularly-scheduled meetings.
Director Qualification Standards.    Directors of Orbital ATK are expected to have high standards of integrity and ethics and the ability to exercise objectivity and independence in making informed business decisions. Directors should possess the experience, qualifications, attributes and skills to make a significant contribution to the Board, the Company and its stockholders. In evaluating candidates for nomination as a director of Orbital ATK, the Governance Committee considers additional criteria, including a candidate's technical, financial or other expertise that would enhance the overall effectiveness of the Board or provide a diversity of talent and experience relevant to the Company's strategies and activities. The Governance Committee also considers whether the candidate has the time necessary to carry out the duties of a director of Orbital ATK.
Director Nominee Selection Process.    The Board has delegated the identification, screening and evaluation of director candidates to the Governance Committee. From time to time, the Committee retains a search firm to help identify, screen and evaluate director candidates. The Committee will also consider qualified candidates for Board membership submitted by stockholders, as described below, or by members of the Board of Directors. The Governance Committee interviews the candidates who meet the director qualification standards described above, and the Committee selects the candidates who best meet the Board's needs. The Committee then recommends to the Board the director nominees for election to the Board.
The Governance Committee will consider stockholder recommendations for nominees to the Board. If you wish to recommend a prospective candidate for the Board, you should submit the candidate's name and written information in support of the recommendation to: Secretary, Orbital ATK, Inc., 45101 Warp Drive, Dulles, Virginia 20166. Additional information regarding the requirements for nominating a person for election as a director at the annual meeting of stockholders is described under the heading "Future Stockholder Proposals" near the end of this proxy statement. Director candidates recommended by stockholders will be considered under the same criteria as candidates recommended by directors or a search firm.
Compensation and Human Resources Committee

Members:	Roxanne J. Decyk, Chair	Tig H. Krekel
	Lennard A. Fisk	Douglas L. Maine
	Robert M. Hanisee	Janice I. Obuchowski
The Compensation and Human Resources Committee is responsible for discharging the Board of Directors' responsibilities relating to executive compensation. The Committee makes all decisions regarding the compensation of our executive officers. In addition, the Committee is responsible for reviewing the Company's compensation, benefit and personnel policies, programs and plans. Specifically, the Committee reviews and approves the corporate goals and objectives with respect to the compensation of the chief executive officer and the other executive officers. The Committee evaluates at least once a year the performance of the chief executive officer and other executive officers in light of these established goals and objectives and, based on these evaluations, approves the compensation of the chief executive officer and the other executive officers. In addition, the Committee reviews and discusses with management the impact of Orbital ATK's compensation policies and practices on risk taking within the Company. The Committee also makes recommendations to the Board regarding incentive-compensation and equity-based plans that are subject to the Board's approval. The Committee has the sole authority to retain or obtain the advice of compensation consultants or other advisers and determine the services to be provided and the fees for such services. The Committee also considers the independence of compensation consultants and assesses whether the work of any compensation consultant raises any conflict of interest. All of the Compensation and Human Resources Committee members meet the independence requirements of the NYSE, including the heightened independence requirements for compensation committee members. The Committee held seven meetings during the fiscal year ended December 31, 2016, four of which were regularly-scheduled meetings and three of which were special meetings.
Additional information regarding the Committee's processes and procedures for establishing and overseeing executive compensation is disclosed below under the heading "Executive Compensation—Compensation Discussion and Analysis."
Role of the Compensation Consultant.    The Compensation and Human Resources Committee has the sole authority to retain or obtain the advice of compensation consultants and determine the services to be provided and the fees for such services. Since August 2013, the Committee has retained Semler Brossy Consulting Group, LLC ("Semler Brossy"), an independent professional compensation consulting firm, to provide assistance to the Committee on executive compensation matters, including program design, best practices and market trends. Semler Brossy provides market analyses for evaluating the components of the Company's executive compensation program and individual executive officer compensation levels. Semler Brossy specifically makes recommendations regarding the compensation level of our CEO, and our CEO makes recommendations to the Committee regarding compensation levels of other executive officers.
The Compensation and Human Resources Committee reviews and discusses with management the role of Semler Brossy in advising the Committee. In early 2017, the Committee assessed Semler Brossy's independence pursuant to NYSE listing standards and SEC rules. In making this assessment, the Committee considered each of the six factors set forth by the NYSE and SEC, along with a letter provided by Semler Brossy to the Committee addressing each of the six independence factors. Based on the Committee's review, the Committee concluded that Semler Brossy is independent of the Company and that Semler Brossy's services did not raise any conflicts of interest.
Markets and Technology Committee

Members:	James G. Roche, Chair	Ronald T. Kadish
	Kevin P. Chilton	Tig H. Krekel
	Lennard A. Fisk	Scott L. Webster
The Markets and Technology Committee is responsible for assisting the Board of Directors in

•	Assessing existing and potential major technology trends and product development programs;

•	Monitoring and evaluating existing and new markets for our products and services; and

•	Reviewing and assessing the development of new technologies and products, including research and development activities and the associated technical and market risks.
The Committee held four regularly-scheduled meetings during the fiscal year ended December 31, 2016.
A subcommittee of directors with appropriate security clearances has been established within the Markets and Technology Committee to provide oversight of Orbital ATK's classified programs. The subcommittee held two regularly-scheduled meetings during the fiscal year ended December 31, 2016.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation and Human Resources Committee has ever served as an officer or employee of Orbital ATK or has any relationships with Orbital ATK requiring disclosure below under the heading "Certain Relationships and Related Transactions." Since the beginning of the last fiscal year, no executive officer of Orbital ATK has served on the compensation committee or board of any company that employs a director of Orbital ATK.
Stock Ownership Guideline for Non-Employee Directors
The Board has established a stock ownership guideline for non-employee directors of 5,000 shares of Orbital ATK common stock, to be achieved within five years following a director's election to the Board. The Governance Committee of the Board reviews the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of the nominees for election as directors at the annual meeting of stockholders. The following are counted for the purpose of meeting the stock ownership guideline: shares of Orbital ATK common stock owned outright, restricted stock and deferred stock units granted under our Non-Employee Director Stock Program under the Company's 2015 Stock Incentive Plan and predecessor plans (the Non-Employee Director Restricted Stock Award and Stock Deferral Program under the Company's 2005 Stock Incentive Plan or the Non-Employee Director Restricted Stock Plan), and phantom stock units granted under our Deferred Fee Plan for Non-Employee Directors.

The following table shows the securities holdings of incumbent non-employee director nominees as of June 14, 2017 that are counted for the purpose of meeting this guideline.

Name	Date First Elected to Board	Common Stock		Restricted Common Stock	Restricted Stock Units	Deferred Stock Units(1)	Phantom Stock Units(2)	Total Securities
Kevin P. Chilton	2/9/2015	3,023		—	—	2,190	—	5,213
Roxanne J. Decyk	8/3/2010	1,261		—	—	7,044	—	8,305
Martin C. Faga	10/30/2006	2,558		—	—	9,376	—	11,934
Lennard A. Fisk	2/9/2015	17,300		—	—	—	—	17,300
Ronald R. Fogleman	5/4/2004	1,147		—	—	13,286	1,830	16,263
Robert M. Hanisee	2/9/2015	26,987		—	—	—	1,765	28,752
Ronald T. Kadish	2/9/2015	15,932		—	—	—	—	15,932
Tig H. Krekel	3/1/2010	1,054		—	—	8,305	—	9,359
Douglas L. Maine	1/1/2006	15,125		—	—	—	—	15,125
Roman Martinez IV	5/4/2004	4,000	(3)	—	—	14,433	7,536	25,969	(3)
Janice I. Obuchowski	2/9/2015	13,150		—	—	—	—	13,150
James G. Roche	2/9/2015	15,291		—	—	—	—	15,291
Harrison H. Schmitt	2/9/2015	11,952		—	—	—	—	11,952
Scott L. Webster	2/9/2015	13,177		—	—	2,190	—	15,367

(1)	Deferred stock units are settled in shares of Orbital ATK common stock.

(2)	Phantom stock units are settled in cash based on the share price of Orbital ATK common stock at the time of payment.

(3)	Mr. Martinez disclaims ownership of 1,000 shares of common stock owned by his spouse.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company has a written policy and procedures for the review, approval or ratification of certain transactions, arrangements or relationships involving Orbital ATK and its directors, executive officers, their immediate family members and entities with which they have a position or relationship, or 5% stockholders. Annually, each director and executive officer is required to complete a questionnaire which requires disclosure of any such related person transaction.
Our Governance Committee annually reviews and approves or ratifies all transactions with related persons disclosed in these questionnaires as well as all known transactions and relationships involving our 5% stockholders that are required to be disclosed by the Company pursuant to SEC rules.
The Governance Committee considers the relevant facts and circumstances available to it regarding the matter, including the material facts as to the director's or officer's relationship to or interest in the transaction. The committee approves or ratifies, as the case may be, a transaction if it determines, in good faith, that the terms of the transaction are fair to Orbital ATK and that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders.
Any member of the Governance Committee who has an interest in the matter under consideration must abstain from voting on the approval or ratification of the transaction, but may, if so requested by the Chair of the Committee, participate in all or some of the Governance Committee's discussions of the transaction.
Our former director and former executive, Mark DeYoung, whose service on the Company's Board of Directors ended on May 4, 2016, is the Chairman and Chief Executive Officer of Vista Outdoor, which was spun off from the Company on February 9, 2015 (the "Spin-off"). Pursuant to the terms of the transaction agreement (the "Transaction Agreement") relating to the merger of the Company and Orbital Sciences Corporation (the "Merger"), on February 9, 2015, Orbital ATK and Vista Outdoor entered into a transition services agreement, under which the Company agreed to provide to Vista Outdoor transitional services such as information technology, import and export, procurement and supply chain management, human resources, legal and compliance and tax services for a period of time after the closing. During 2016, Orbital ATK provided approximately $1 million in transition services. Also pursuant to the terms of the Transaction Agreement, Orbital ATK and Vista Outdoor entered into two supply agreements, one of which provides that Orbital ATK will manufacture and supply to Vista Outdoor certain ammunition products, and the other of which provides that Orbital ATK will manufacture and supply to Vista Outdoor certain canister gun powder products. The ammunition products supply agreement and the gun powder products supply agreement have initial terms of approximately three years and require Vista Outdoor to purchase all of its ammunition products and canister powder requirements from Orbital ATK, and the Company similarly is subject to certain reciprocal exclusivity requirements in its sales of such products to Vista Outdoor. During 2016, Vista Outdoor paid approximately $238 million to Orbital ATK in connection with the two supply agreements, and Orbital ATK paid approximately $3.1 million to Vista, primarily for purchases of containers and other ammunition-related products by Orbital ATK's Defense Systems Group.
In April 2014, the Board of Directors of the Company approved the described transactions pursuant to the approval of the Transaction Agreement, Spin-off and Merger.

DIRECTOR COMPENSATION
Summary Compensation Information
Only non-employee directors receive compensation for service on the Board of Directors. The compensation paid to Orbital ATK's non-employee directors for the last fiscal year was as follows:

•	an award of restricted stock valued at $100,000 at the time of grant upon initial election to the Board and upon re-election at each subsequent annual meeting of stockholders;

•	an annual cash retainer of $75,000, with no additional fees paid for Board and committee meetings attended;

•	an annual cash retainer of $90,000 for the independent non-executive Chairman of the Board (Ronald R. Fogleman);

•
an annual cash retainer of $18,500 for the chair of the Audit Committee, $12,500 for the chair of the Compensation and Human Resources Committee, $12,500 for the chair of the Governance Committee and $12,500 for the chair of the Markets and Technology Committee; and

•
an annual cash retainer of $13,500 for each member of the Audit Committee, $7,500 for each member of the Compensation and Human Resources Committee, $7,500 for each member of the Governance Committee, $7,500 for each member of the Markets and Technology Committee and $2,500 for each member of the special subcommittee of the Markets and Technology Committee. In addition, Lennard A. Fisk and Janice I. Obuchowski each received an annual retainer of $7,500 for their service on the Demand Review Committee, which was established to consider stockholder demands made in connection with the restatement of the Company's financial statements.

Cash amounts are paid annually in a lump sum following election or re-election at the annual meeting of stockholders.
Directors who spend a significant part of a day on Company business issues beyond the normal scope of board member responsibilities receive an additional $1,000 per diem payment, plus expenses. The per diem is paid at the discretion of the Chief Executive Officer. Non-employee directors are also reimbursed for tuition and related expenses for continuing director education courses.
Director Compensation
The following table shows the annual retainer and fees earned by the directors for 2016 and either paid in cash or deferred at the election of the director. The Board's Deferred Fee Plan is described below. The table also shows the aggregate grant date fair value of stock awards computed in accordance with generally accepted accounting principles in the United States. The Non-Employee Director Stock Program is described below. Additional information regarding the restricted stock awards and deferred stock units is described in footnote 1 below.
The amounts shown below consist of cash retainer payments and restricted stock awards made in May 2016 for expected service as a Company director through the 2017 Annual Meeting, plus all other compensation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Kevin P. Chilton	$98,500	$99,938	$2,284	$200,722
Roxanne J. Decyk	$102,500	$99,938	$8,109	$210,547
Martin C. Faga	$98,500	$99,938	$10,907	$209,345
Lennard A. Fisk	$97,500	$99,938	$1,658	$199,096
Ronald R. Fogleman	$175,000	$99,938	$16,976	$291,914
Robert M. Hanisee	$96,000	$99,938	$1,658	$197,596
Ronald T. Kadish	$96,000	$99,938	$1,658	$197,596
Tig H. Krekel	$90,000	$99,938	$9,622	$199,560
Douglas L. Maine	$114,500	$99,938	$1,658	$216,096
Roman Martinez IV	$88,500	$99,938	$16,976	$205,414
Janice I. Obuchowski	$97,500	$99,938	$1,658	$199,096
James G. Roche	$97,500	$99,938	$1,658	$199,096
Harrison H. Schmitt	$97,500	$99,938	$1,658	$199,096
Scott L. Webster	$82,500	$99,938	$16,284	$198,722
Mark W. DeYoung (former director)	$—	$—	$313	$313

(1)
This column shows the grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amounts represent restricted stock awards and grants of deferred stock units that are paid in shares of Company common stock and calculated based on the number of shares granted multiplied by the closing price per share of common stock on the date of grant (the amounts do not reflect the actual amounts that may be realized by the directors). A discussion of the assumptions used in calculating these values may be found in Note 17 to the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The following table shows the number of shares of restricted stock or deferred stock units (to be settled in shares of Company common stock) granted to each non-employee director during 2016 and the closing price per share of common stock on the date of grant.

Name	Grant Date	Number of Shares of Stock or Units	Closing Price on Grant Date
Kevin P. Chilton	5/4/2016	1,147	$87.13
Roxanne J. Decyk	5/4/2016	1,147	$87.13
Martin C. Faga	5/4/2016	1,147	$87.13
Lennard A. Fisk	5/4/2016	1,147	$87.13
Ronald R. Fogleman	5/4/2016	1,147	$87.13
Robert M. Hanisee	5/4/2016	1,147	$87.13
Ronald T. Kadish	5/4/2016	1,147	$87.13
Tig H. Krekel	5/4/2016	1,147	$87.13
Douglas L. Maine	5/4/2016	1,147	$87.13
Roman Martinez IV	5/4/2016	1,147	$87.13
Janice I. Obuchowski	5/4/2016	1,147	$87.13
James G. Roche	5/4/2016	1,147	$87.13
Harrison H. Schmitt	5/4/2016	1,147	$87.13
Scott L. Webster	5/4/2016	1,147	$87.13
The aggregate numbers of shares of restricted common stock, restricted stock units, deferred stock units (to be settled in shares of Company common stock), phantom stock units (to be settled in cash) and stock options held by each non-employee director as of December 31, 2016 were as follows:

Name	Shares of Restricted Stock (#)	Restricted Stock Units (#)	Deferred Stock Units (#)	Phantom Stock Units (#)	Stock Options (#)
Kevin P. Chilton	—	—	2,190	—	—
Roxanne J. Decyk	—	—	7,044	—	—
Martin C. Faga	—	—	9,376	—	—
Lennard A. Fisk	1,147	—	—	—	—
Ronald R. Fogleman	1,147	—	13,286	1,824	—
Robert M. Hanisee	—	—	1,147	1,759	—
Ronald T. Kadish	1,147	—	—	—	—
Tig H. Krekel	—	—	8,305	—	—
Douglas L. Maine	1,147	—	—	—	—
Roman Martinez IV	—	—	14,433	7,512	—
Janice I. Obuchowski	1,147	—	—	—	—
James G. Roche	1,147	—	—	—	—
Harrison H. Schmitt	1,147	—	—	—	—
Scott L. Webster	—	—	2,190	—	—

(2)
Except for Mr. Webster, the "All Other Compensation" column consists solely of the aggregate amount of: cash dividends paid on unvested restricted stock awarded under the Non-Employee Director Stock Program under the Company's 2015 Stock Incentive Plan or the Non-Employee Director Restricted Stock and Stock Deferral Program under the Company's 2005 Stock Incentive Plan (the "Director Stock Programs"), dividend equivalents paid in cash on deferred stock units under the Director Stock Programs, and the dollar value of dividend equivalents credited in the form of additional phantom stock units under the Company's Deferred Fee Plan for Non-Employee Directors. Dividend equivalents are paid or credited at the same rate as cash dividends paid on the Company's common stock. For Mr. Webster, "All Other Compensation" also includes a $14,000 payment for the creation of leadership awards for Company employees.

Deferred Fee Plan for Non-Employee Directors
The Deferred Fee Plan for Non-Employee Directors permits a director to defer receipt of all or part of the director's cash retainer. In general, directors must make elections to defer fees payable during any calendar year by the end of the preceding calendar year. Newly elected directors have up to 30 days to elect to defer future fees. A director can elect to have deferred amounts credited to either a "cash account" or a "share account" as phantom stock units (based on the market price of Orbital ATK common stock). Cash accounts are credited with interest quarterly at the Company's one-year borrowing rate and share accounts will be credited with additional units if dividends are paid on Orbital ATK common stock. Payment of deferred amounts is made in cash following the director's termination of Board service. Phantom stock units credited to share accounts are paid out based on the market price of Orbital ATK common stock at the time of payout. A director may elect to receive payments either in a lump sum or in up to 10 annual installments.
Currently, three directors hold phantom stock units in this plan but Mr. Hanisee is the only director who is deferring cash retainer fees. The following table shows how those directors currently have their deferred fees credited and how many common stock units (to be settled in cash) were credited to their share accounts as of December 31, 2016, including additional stock units acquired as a result of dividend equivalents credited on those common stock units.

Name	Annual Retainer	Units as of December 31, 2016
Ronald R. Fogleman	Cash account—50%	N/A
	Share account—50%	1,824
Robert M. Hanisee	Cash account—50% for deferrals before 2016	N/A
	Share account—50% for deferrals before 2016 and 100% for deferrals starting in 2016	1,759
Roman Martinez IV	Share account—100%	7,512

Non-Employee Director Stock Program
Each non-employee director receives automatic awards of restricted common stock under the Non-Employee Stock Program under the Company's 2015 Stock Incentive Plan upon first being elected to the Board of Directors and upon re-election at each subsequent annual meeting of stockholders. The stock awards have a market value of $100,000, as determined by the closing market price of our common stock on the date of grant.
Common stock issued under this program entitles participating directors to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All shares are, however, subject to certain restrictions against sale or transfer for a period, which we refer to as the restricted period, starting on the award date and ending on the earliest to occur of the following:

•	the first anniversary of the award date;

•	the retirement of the director from the Board in compliance with the Board's retirement policy as then in effect;

•	the termination of the director's service on the Board because of disability or death; or

•	the termination of the director's service on the Board following a change in control of Orbital ATK.

All restrictions on the restricted common stock are removed on the expiration of the restricted period.
The program permits the directors to elect to defer receipt of the restricted stock in exchange for a credit, in stock units, to a deferred stock unit account. In general, directors must make these deferral elections by the end of the calendar year preceding the date of the grant of restricted stock. Directors who make a deferral election will have no rights as stockholders of Orbital ATK with respect to amounts credited to their deferred stock unit account. If cash dividends are paid on Orbital ATK common stock, the Company will pay each director an amount equal to the cash dividends that would be paid on the number of shares equal to the number of stock units credited to the director's deferred stock unit account. Payment of stock units credited to the deferred stock unit account will be made in a lump sum in an equal number of shares of unrestricted common stock at the time specified in the director's deferral election, but no later than as soon as administratively feasible following the director's termination of Board service.
If a director ceases to be a member of the Board for any reason prior to the expiration of the restricted period, the director forfeits all rights in shares or deferred stock units, as applicable, for which the restricted period has not expired.
Expense Reimbursement
Non-employee directors are reimbursed for travel and other expenses incurred in the performance of their duties. Non-employee directors are also reimbursed for tuition and related expenses for continuing director education courses.
Indemnification Agreements
Orbital ATK has entered into indemnification agreements with its directors. These agreements require the Company to:

•	indemnify the directors to the fullest extent permitted by law;

•	advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted;

•	indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements; and

•	cover directors under our directors' and officers' liability insurance.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
The following discussion describes Orbital ATK's executive compensation program for 2016 and certain compensation decisions made for 2017.
The Compensation Discussion and Analysis describes the objectives and elements of our executive compensation program and explains the compensation decisions of the Company's Compensation and Human Resources Committee (the "Committee") with respect to our named executive officers ("NEOs"). As of December 31, 2016, our NEOs were:

•	David W. Thompson, President and Chief Executive Officer

•	Blake E. Larson, Chief Operating Officer

•	Garrett E. Pierce, Chief Financial Officer

•	Frank L. Culbertson, Executive Vice President and President, Space Systems Group

•	Scott L. Lehr, Executive Vice President and President, Flight Systems Group

2016 Overview
The Company achieved solid financial and operational results in 2016, with operating income, earnings per share and free cash flow exceeding the top end of our initial annual guidance provided to investors in February 2016, while adjusted revenue was down slightly compared to calendar year 2015. In early 2017, the Company completed the filing with the Securities and Exchange Commission of a previously disclosed multi-year restatement of its financial statements, which followed the initiation of an independent review of certain accounting matters by our Audit Committee beginning in June 2016. Despite the significant time and attention the restatement required of senior management, the Company still achieved a strong operational and new business results last year.

In 2016, Orbital ATK generated solid operational results as we continued providing innovative and reliable products with best-in-class safety and quality. Across all three segments, program execution was very strong, with 100% success on over 65 space and defense missions and quality and delivery metrics in the 95-96% range on dozens of development and production programs. This was done while maintaining the Company’s strong record of workforce safety and manufacturing efficiency. The Company’s operational successes in 2016 included the following highlights:

•
In Flight Systems, we successfully returned our Antares space launcher to flight status in October 2016, carried out another in the long line of successful Pegasus missions, and conducted 13 interceptor and target vehicle launches. In addition, we provided major propulsion systems and structures that supported 19 other space launches and strategic missile flights. The Company also produced over 55 strategic and space launch rocket motors and more than 68,000 advanced composite structures for military and commercial aircraft.

•
In Defense Systems, Orbital ATK manufactured 140 advanced tactical missiles and conducted six successful test flights. We also built more than 21,000 tactical rocket motors and 70,000 warheads and fuses. We produced in excess of 6,500 precision weapons and medium-caliber gun systems and delivered over 1.5 billion small- and medium-caliber ammunition rounds.

•
In Space Systems, we continued to meet our commitments to NASA for International Space Station cargo delivery, completing three Cygnus missions during the year. The Company also successfully launched and deployed three additional military and commercial satellites, and built and tested more than 25 other satellites for future launches. In addition, we conducted 20 research rocket and scientific balloon flights and delivered more than 1,500 separate space components and subsystems to commercial and government customers.

The Company achieved new business awards of $8.5 billion in 2016, an increase of over 6% over calendar-year 2015 results, increasing total contract backlog (including options, indefinite quantity contracts and undefinitized orders) approximately 10% to $14.4 billion at the end of 2016. The Company won key business in a number of important areas, including the following:

•
Flight Systems booked approximately $3.6 billion of orders and options, highlighted by major contracts for military aircraft structures, large solid rocket motors, missile defense targets and space launch vehicles;

•
Defense Systems received approximately $2.3 billion of new contracts and options, including orders for tactical missiles, rocket motors, precision weapons, and military and commercial small-caliber ammunition; and

•	Space Systems won nearly $2.6 billion in new business, with large contracts for space station cargo missions, military spacecraft, space components and technical services.

As summarized in the table below, the Company also continued its balanced cash deployment program, repurchasing approximately $124 million of its common stock, and increasing its quarterly dividend 15% from $0.26 per share to $0.30 per share at the start of 2016. The return to investors totaled $194 million for the year, an increase of 47% compared to 2015 returns.

Capital Returns to Shareholders
	2015	2016	Growth
Share Repurchases	$76 million	$124 million	63%
Dividend Payments	$56 million	$70 million	25%
Total	$132 million	$194 million	47%

The Company increased the quarterly dividend payable to shareholders to $0.32 in the first quarter of 2017 and extended its share repurchase program through March 31, 2018, increasing the maximum value of shares that may be purchased under the program to $450 million.

Overview of 2016 Pay Decisions

•
Modest Salary Increases. Increases in 2016 salaries ranged from 0.76% to 5.75% for our NEOs. The increases were designed to maintain market competitiveness and recognize individual performance and importance to the Company.

•
Target Cash Incentive Opportunity Stayed the Same. Target annual cash incentive opportunities, expressed as a percentage of base salary, and target annual equity award opportunities, expressed as a dollar value, were not increased in 2016 compared to 2015 levels.

•
Above Target Payout of Annual Incentive Program. The 2016 annual cash incentive plan was based on earnings before interest and taxes ("EBIT"), revenue, free cash flow, orders, and operations and integration milestones. Group presidents were assessed on performance at both the corporate and group level, and corporate executives were assessed on performance at the corporate level. Due to solid financial and operational performance, corporate executives achieved 115% of target performance, the Space Systems Group President achieved 124% of target performance, and the Flight Systems Group President achieved 116% of target performance.

•
Added Emphasis on ROIC in the Long-Term Incentive Plan. The Compensation Committee replaced earnings per share ("EPS") with return on invested capital ("ROIC") in the performance share program. The Committee believes that ROIC in conjunction with revenue and relative total shareholder return ("relative TSR") provide an appropriate balance between growth, return to shareholders and capital management in the performance share plan. Performance shares are balanced with restricted stock and stock options in the long-term incentive plan.

Results of 2016 Stockholder "Say on Pay" Vote
At the 2016 annual meeting of stockholders, the Company received a 96% vote in favor of the compensation paid to executive officers, indicating a strong endorsement of the Company's executive compensation program. The Committee continues to be mindful of stockholder interests in making compensation decisions.

Overview of Executive Compensation Program and Key Practices

The primary components of our executive compensation program are base salary, an annual incentive opportunity, and a long-term incentive ("LTI") opportunity consisting of grants of performance shares, restricted stock and stock options. Significant elements of our executive officers' compensation are tied to financial and operating performance and are intended to drive sustained long-term stockholder value. The metrics for the annual and long-term incentives are described in detail later in this Compensation Discussion and Analysis. Annually, the Committee reviews and approves the metrics for our annual- and long-term incentives. The metrics for our annual incentive normally are measured based on a 12-month performance period, and our long-term incentive performance shares are based on a three-year period. Details regarding our annual incentive awards are provided in the "Grants of Plan-Based Awards" table below.
The two charts immediately below show the general allocation of 2016 compensation for our executive officers, including by type of award, the percentage of total compensation that is tied to the achievement of financial and operational performance metrics and to stock performance, and the percentage of total compensation that is "at risk." The value of each type of incentive-based compensation assumes achievement of the target value for each type of incentive. Since these awards have both upside opportunity and downside risk, these percentages may not reflect the actual amounts realized.

Our compensation program includes the following important pay governance and other policies and practices:

•	A stock holding requirement for executive officers

•	A policy prohibiting hedging and pledging of Company stock by our directors and officers

•	No stock options granted with an exercise price below market value on the date of grant

•	No repricing or buybacks of stock options

•	Caps on annual and long-term incentives

•	Limited perquisites

•	Double-trigger provisions for a change in control

•	A recoupment (clawback) policy

•	Use of an independent compensation consultant to provide third-party advice on executive compensation
Executive Compensation Philosophy
The overall objective of the Company's executive compensation program is to create long-term stockholder value. The program seeks to achieve this goal by providing a competitive compensation package to our executives in order to attract, motivate and retain a talented executive leadership group that is dedicated to the long-term interests of our stockholders.
Both management and the Committee realize the importance of maintaining sound principles for the development and administration of executive compensation and benefit programs. Executive compensation decisions are based on three fundamental principles:

1.
Performance-Based - Incentive compensation is designed to motivate behavior that will drive strong financial performance and create stockholder value. Executive compensation varies in relation to the Company's financial performance and stock price performance. The Committee sets target performance levels in line with the Company's annual and long-term business and strategic plans and, accordingly, the Company must achieve superior performance in order for executive officers to receive payments in excess of the target amounts.

2.	Aligned with Stockholder Interests - The Company will achieve the best results for its stockholders when its executives act and are rewarded as owners of the business.

•
On an ongoing basis, a significant portion of our total direct compensation is provided through equity-based incentives - generally, 55% of the total opportunity for our Chief Executive Officer and, on average, approximately 40% of the total opportunity for our other executive officers.

•
Executive officers are required to retain at least 50% of the net shares (remaining after payment of withholding taxes and, in the case of options, exercise price) received as compensation and to hold such shares until the executive leaves the Company.

3.
Quality of Talent - Orbital ATK requires highly-skilled executives to drive long-term success - executives whose abilities are essential to the creation of long-term value for stockholders. To ensure we remain competitive in attracting and retaining talented executives, we conduct an annual market analysis for both direct and indirect compensation.

•
Total direct compensation (base salary, annual incentive, long-term incentive) is benchmarked against a peer group of industry companies of comparable size. In addition, the Committee references survey-reported information from the aerospace and defense industry and manufacturing industries to obtain a broader market perspective. The determination of compensation is described in more detail below.

Indirect compensation programs (benefits) are evaluated separately from direct compensation through the Company's regular benefit review and benchmarking process. For all employees, the Company considers general market data from companies in relevant industries and of relevant revenue size.
Elements of Orbital ATK's Executive Compensation Program
The primary elements of the Company's executive compensation program are shown in the following table:

Compensation Element	Objective
Base salary	To provide a fixed level of cash compensation for sustained individual performance based on level of responsibility, experience and performance.
Annual incentive	To focus executives' attention on annual performance goals and reward executives for their contributions to the Company's short-term financial and operational performance.
Long-term compensation
To align management's interests with those of the Company's stockholders through the use of stock incentive programs designed to reward financial performance that creates stockholder value over time, link awards to stock-price performance, and serve as a retention vehicle for top executive talent.

Benefits	To provide a competitive total compensation program and support the attraction and retention of highly-skilled executives.
The various elements afford flexibility in designing an executive compensation package and allow the Committee to focus executive officers' efforts on both short-term and long-term business objectives.
Determination of Compensation
The Committee is responsible for setting the Company's compensation policies and approving the compensation paid to executive officers. The Committee also receives advice on compensation matters from Semler Brossy Consulting Group, LLC, the Committee's independent compensation consultant. Semler Brossy has served as the Committee's compensation consultant since September 2013.
Compensation Benchmarking
Each year, before the Committee approves executive officer compensation for the upcoming fiscal year, we review our executive compensation program to (1) assess ongoing market competitiveness and (2) consider both Company and individual performance. The Committee benchmarks executive compensation for the Company's officers against officers in similar positions at comparable companies. In addition, the Committee also reviews compensation survey data from the aerospace and defense industry and manufacturing industries to provide a broader view of compensation practices in the market. The benchmarking data is not applied in a formulaic manner, but rather the Committee members consider the information in exercising their business judgment to make compensation decisions.
For 2016, the Committee retained the same peer group of aerospace and defense companies with revenue between $1 billion and $15 billion that it had employed in the prior fiscal year, with the exception that one peer, Exelis Inc., was removed as it was previously acquired by another peer company, Harris Corporation. This decision to retain the same peer group was based on a review of an analysis provided by Semler Brossy that assessed the size and makeup of the combined company following the Merger.
For 2016, our peer group consisted of the following 17 companies:

Textron Inc.	Triumph Group, Inc.
L-3 Communications Holdings, Inc.	The Timken Company
Spirit AeroSystems Holdings, Inc.	Moog Inc.
Rockwell Automation, Inc.	Teledyne Technologies Incorporated
Oshkosh Corporation	Curtiss-Wright Corporation
Rockwell Collins, Inc.	Esterline Technologies Corporation
Harris Corporation	Hexcel Corporation
SPX Corporation	Kaman Corporation
AMETEK, Inc.

In late 2016, the Committee reevaluated this peer group and approved several changes that resulted in a 16-company peer group for 2017. SPX was removed due to a significant spin-off transaction. AMETEK and Timken were removed and replaced with Aerojet Rocketdyne and Huntington Ingalls Industries to increase the overall emphasis on aerospace and defense companies.

Compensation Decision-Making Process
Each year, the Committee meets at a regularly scheduled meeting to establish base salary and annual and long-term incentive compensation levels for the Company's executive officers for the upcoming fiscal year. In establishing executive compensation for 2016, the Committee reviewed multiple market reference points for each executive officer as a guide to establish a targeted level of total direct compensation (base salary, annual incentive, and long-term incentives) for each executive officer position. The data for base salary, annual incentive compensation, and long-term incentive compensation for each position were compared to the current compensation levels of the respective executive officers, and the Company's CEO then made recommendations to the Committee on the pay levels for officers (other than himself) based on the CEO's assessment of the officer's performance and experience level and applicable retention considerations. The Committee retains discretion to make adjustments such that the compensation of individual executive officers may be above or below the market references. The level of compensation for the Company's CEO is determined solely by the Committee, with assistance from the Committee's compensation consultant. The Committee approves all grants of long-term incentive equity awards to executive officers, and the Company does not backdate, reprice or grant equity awards retroactively. Payments of equity and cash compensation are audited for conformity to amounts authorized by the Committee and for compliance with applicable processes and procedures.
2016 Base Salaries
In late 2015, the Committee’s compensation consultant, Semler Brossy, presented an assessment of executive pay levels based on a review of peer group proxy materials, general industry compensation data, and specific industry data. The Committee conducted its review and approval of executive officers' base salaries for 2016 at the Committee's February 2016 meeting. The Committee approved a base salary increase effective March 2016 for each of the named executive officers.
The decision to give an executive officer a base salary increase and the amount of that increase was made by considering competitive salary levels as presented to the Committee by Semler Brossy, the officer's specific responsibilities and experience level, and recommendations on individual performance and retention considerations by our CEO for each officer other than himself.
For 2016, the Committee approved the following increases to each named executive officer's base salary:

Percent Increase
Mr. Thompson	2.86%
Mr. Pierce	0.76%
Mr. Larson	2.38%
Mr. Culbertson	2.13%
Mr. Lehr	5.75%

Mr. Thompson’s 2016 base salary continued to place him below the median of the CEO salary comparative benchmarks presented by Semler Brossy. Mr. Lehr received a larger increase to his base salary to offset his relatively lower level of base pay compared to the other Company business group presidents and compared to the compensation levels of similar executives at peer-group companies.

2016 Annual Incentive Compensation
Philosophy and Decision-Making Process
The primary purpose of the Company's annual incentive opportunity is to motivate executives to achieve objectives that will enhance the value of the Company and reward them commensurate with their success. This goal is achieved by making a large portion of the Company's cash compensation variable and dependent upon annual Company and business group financial goals and by setting challenging but achievable target levels of performance.
The goal-setting process for the Company's annual incentive compensation program begins with the CEO working with the Committee to establish performance measures that will provide the appropriate incentives to management to achieve the Company's annual financial and non-financial goals. The Committee determines the weighting of the performance measures, the annual incentive opportunity for each executive, expressed as a percentage of annual base salary and, with input from management, the performance levels to be achieved at the threshold, target and maximum incentive payout levels within such payout range.
Performance Measure Determination and Weighting
In October 2015, the Committee approved the overall annual incentive plan design, including the financial metrics and weighting to be used for 2016 under the Company's Executive Officer Incentive Plan. The approved metrics consisted of both financial and non-financial operational metrics. Consistent with the metrics approved for the 2015 transition period which was the nine-month period from April 1, 2015 through December 31, 2015, the financial annual incentive performance metrics established by the Committee included EBIT, sales, free cash flow and orders. Free cash flow is defined as cash provided by operations less capital expenditures plus asset sales. The non-financial performance metrics for the annual incentive program consist of operational goals measured based on the achievement of specified milestones. For 2016, the Committee retained the same overall annual incentive design, including the same financial metrics, weightings and payout ranges that were in effect for the 2015 transition period. The weightings of the metrics approved by the Committee for 2016 are summarized in the following table. "Corporate Staff" includes Messrs. Thompson, Pierce and Larson and "Group Presidents" includes Messrs. Culbertson and Lehr.

Executive Officer Annual Incentive Program
Operational Incentive Program

January 1, 2016 to December 31, 2016

Annual Incentive Plan Metrics

	Position	Financial Metrics at Target (75% weight)			Operational Objectives (25% weight)	
CEO & Other Executive Officers	Corporate Staff*	Corporate	EBIT	22.5%	Corporate Operations and Integration Milestones	25%
			Free Cash Flow	22.5%		
			Revenue	22.5%		
			Orders	7.5%		
	Group Presidents	Corporate	EBIT	10.5%	Group Operations and Integration Milestones	25%
			Free Cash Flow	10.5%		
			Revenue	10.5%		
			Orders	3.5%		
		Group	EBIT	12%		
			Free Cash Flow	12%		
			Revenue	12%		
			Orders	4%		

Payout Range for Financial Metrics

Threshold	50%
Target	100%
Maximum	175%

Payout Range for Operational Objectives

0% - 115%

Overall Maximum Payout:
160%

*The corporate payout is capped at the highest group payout.

For 2017, the Committee has determined to retain the same overall annual incentive design, including the same financial metrics, weightings and payout ranges that were in effect for 2016. The Committee also determined to continue the practice of capping the actual incentive payout to Corporate Staff at the highest achievement percentage attained at the business group level.

Annual Incentive Opportunity

As part of its annual review of individual executive officer compensation levels in February 2016, the Committee reviewed and established the annual incentive payment opportunity (expressed as a percentage of base salary) for threshold, target and maximum performance levels for each executive officer. For 2016, the Committee decided to retain the existing target annual incentive opportunity for each named executive officer. As a result, the target performance level, the annual incentive payment opportunity for our CEO was 120% of annual base salary and ranged from 80% to 90% of base salary for the other NEOs.
The Committee established the maximum payout opportunity at 160% of target with no payment earned unless performance met the threshold level. The percentages for each named executive officer were as follows:

	Annual Cash Incentive Targets (% of Base Salary)
	Threshold	Target	Maximum
Mr. Thompson	45%	120%	192%
Mr. Pierce	33.8%	90%	144%
Mr. Larson	33.8%	90%	144%
Mr. Culbertson	30%	80%	128%
Mr. Lehr	30%	80%	128%
Performance Goals
In March 2016, the Committee established the specific performance goals at threshold, target and maximum for each financial performance metric. Performance goals were also established for each of the Company's three business groups and are applicable to the Group Presidents. The target levels of performance were considered by the Committee and management to be challenging but achievable.
When setting the goals, the Committee also specified that, in determining and calculating the financial performance results at the end of 2016, mandatory adjustments would be made (in accordance with the provisions of the Company's Executive Officer Incentive Plan and the requirements of Section 162(m) of the Internal Revenue Code) to eliminate the negative or positive effects of certain items, including for example, litigation or claim judgments or settlements, charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities and extraordinary items and other unusual and non-recurring items of loss or gain. The adjustment factors (specified pursuant to the Company's Executive Officer Incentive Plan) are intended in part to mitigate inappropriate influence in the management decision-making process.
Multiple operational objectives were selected for 2016 for each of the three business groups and their divisions, as well as the Corporate Group and its departments. For the business groups, these objectives included the successful completion of key Company missions, successful execution of product testing, winning key new business, and maintaining schedule and cost performance on various programs. The Corporate Group operational objectives included achieving specified cost synergies, improving select Company processes and business systems, and providing strong support to the business groups.
Actual performance is measured following the end of the performance period, as described below. The Committee retains the discretion to further adjust incentive payment amounts after the adjusted results have been calculated.
Annual Incentive Performance Results
In April 2017, the Committee evaluated the Company's results on each of the performance goals established as described above and applied the applicable adjustment factors in calculating the financial results. Based on the final results, as adjusted, the Company achieved approximately 104% of the target incentive amount for EBIT, 69% of the target incentive amount for revenue, 175% of the target amount for free cash flow and 175% of the target incentive amount for orders. The required adjustments were made to the EBIT and free cash flow results to remove the impacts of internal restructuring costs, Merger-related costs and the costs associated with the Company’s restatement of its financial statements for certain prior periods.
The Committee has the ability to adjust an officer's payment upward or downward based on individual performance or other factors determined by the Committee to be appropriate in its discretion. While the Committee determines and approves all annual incentive awards and payments for the executive officers, it considers the CEO's assessment of the individual performance of each of the executive officers other than himself. The Committee assesses the performance of the CEO in making any discretionary adjustment to the CEO's annual incentive payment. For 2016, the Committee approved an upward adjustment for Mr. Larson, whose payment was calculated at 105% of the approved performance level for the Corporate Group. The Committee concluded that an adjustment was appropriate based on the Company’s achievement of outstanding operational performance, despite the significant distraction of management time and energy by the restatement work, due in part to the additional effort and focus of Mr. Larson.

The overall Company financial results for 2016 were:

Goals (in millions)	Threshold Performance Goal	Target Performance Goal	Maximum Performance Goal	Reported Results	Adjusted Results
Company EBIT	$464	$515	$567	$472	$518
Company Revenue	$4,369	$4,600	$4,830	$4,455	$4,455
Company Free Cash Flow*	$250	$295	$339	$335	$365
Company Orders	$3,824	$4,500	$5,176	$5,698	$5,698
*As described above, free cash flow is defined to as cash provided from operations less capital expenditures plus asset sales.
The table below shows the performance measures and respective weightings and the adjusted performance levels achieved under the annual incentive program at the corporate level for Messrs. Thompson, Larson and Pierce, whose incentive payout is based solely on the financial performance of the Company as a whole, in addition to corporate-level operational factors.

Financial and Operational Measures	Weightings	Overall Target Incentive Achieved
Company EBIT	22.5%	104%
Company Revenue	22.5%	69%
Company Free Cash Flow	22.5%	175%
Company Orders	7.5%	175%
Operational Milestones	25%	96%
Overall Performance Level Achieved		115%

The table below shows the performance measures and respective weightings and the adjusted performance levels achieved under the annual incentive program for Messrs. Culbertson and Lehr, whose incentive payout is based both on Company financial results and the results of their particular business group, in addition to group-level operational factors.

Financial and Operational Measures	Weightings	Overall Target Incentive Achieved (Mr. Culbertson)	Overall Target Incentive Achieved (Mr. Lehr)
Company EBIT	10.5%	104%	104%
Company Revenue	10.5%	69%	69%
Company Free Cash Flow	10.5%	175%	175%
Company Orders	3.5%	175%	175%
Business Group EBIT	12%	173%	101%
Business Group Revenue	12%	74%	75%
Business Group Free Cash Flow	12%	175%	175%
Business Group Orders	4%	175%	175%
Operational Milestones	25%	96%	98%
Overall Performance Level Achieved		124%	116%

The following table sets forth the threshold, target and maximum annual incentive compensation amounts established by the Committee in 2016 and the actual cash incentive paid to each of the named executive officers.

	Annual Cash Incentive Amounts			Actual
	Threshold	Target	Maximum	Incentive
Mr. Thompson	$405,000	$1,080,000	$1,728,000	$1,246,016
Mr. Pierce	$224,438	$598,500	$957,600	$690,494
Mr. Larson	$217,688	$580,500	$928,800	$703,209 *
Mr. Culbertson	$144,000	$384,000	$614,400	$477,330
Mr. Lehr	$138,000	$368,000	$588,800	$428,021
* Payout at 105% of approved performance level as noted above.

2016 Long-Term Incentive Compensation
The Committee determines the framework and goals for the Company's long-term incentive compensation program. When considering the long-term incentive program design for this performance period, the Committee reviewed the current construct of compensation being delivered through restricted stock, stock options and other performance-based awards. The Committee determined to retain the mix of long-term awards utilized for the Company's executive officers in prior years, consisting of restricted stock, stock options and performance shares measured over a three-year performance period. However, the Committee decided to replace absolute EPS growth as a metric for the performance share component with a three-year ROIC metric. The Committee concluded that ROIC was a better metric of long-term performance than absolute earnings per share because it generally provides a closer link to the key drivers of value creation than EPS growth.
Although ROIC was considered as a possible metric in the prior year, it was determined the Company did not yet have the level of information necessary for the newly-combined business following the merger of Orbital and ATK to set a meaningful three-year ROIC metric. With the financial consolidation of the companies having been completed, the Committee concluded that there was enough visibility to incorporate ROIC as a metric for the 2016-2018 performance share grant.
The key elements and objectives of the long-term incentive program for the Company's executive officers are shown below.

Executive Officer Long-Term Incentive Program

Type of Award	Value*	Objectives	Key Terms
Performance Shares (to be paid out in shares of Orbital ATK common stock upon the achievement of pre-determined metrics)	40% of long-term incentive opportunity	Aligned with long-term stockholder interests by focusing on total shareholder return, top-line growth, profitability, and capital
Measured over a three fiscal-year period:
(1) total stockholder return: relative three-year return compared to aerospace and defense companies with revenue >$1 billion in the S&P Composite 1500 Index (50% weighting);
(2) absolute revenue growth (25% weighting);
(3) return on invested capital (25% weighting)

Restricted Stock	40% of long-term incentive opportunity	Retention, with underlying value based on stock-price performance	Equal annual installment vesting over a three-year period
Stock Options	20% of long-term incentive opportunity	Long-term stock price appreciation	Exercise price equal to fair market value of Orbital ATK stock on the date of grant; equal annual installment vesting over a three-year period; 10-year term
* The value of the performance shares and restricted stock was determined using the closing sale price of Orbital ATK common stock on the grant date of the award. The value of the stock options was determined using the Black-Scholes option pricing model on the grant date of the award.

The potential payout for a performance share grant ranges from 25% of target to 200% of target. For all measures, no payout will be made if performance falls short of threshold, and the actual amounts payable will be interpolated on a straight line basis between the threshold and target or between the target and maximum, as applicable.
In January 2017, as part of its planning for long-term incentive grants to be made during fiscal 2017, the Committee determined to retain the same overall long-term incentive plan design, for the same reasons described above with respect to annual incentives.

Long-Term Incentive Opportunity

In February 2016, the Committee approved the amount of each executive officer's long-term incentive award opportunity based on the Committee's review and assessment of the market competitiveness of the officers' target level of total direct compensation, including long-term incentive compensation. The target long-term incentive compensation amount for each of the named executive officers was set at or near the market median for officers in similar positions at companies in our peer group or the survey data from the aerospace and defense industry. At his request, the Committee set Mr. Thompson's target long-term incentive compensation substantially below the market median. The long-term incentive award opportunity is divided 40%-40%-20% between awards of restricted stock, performance shares and options, respectively, as shown below.

	Restricted Stock (40% of Total)	Performance Shares (40% of Total)	Options (20% of Total)	Total
Mr. Thompson	$960,000	$960,000	$480,000	$2,400,000
Mr. Pierce	$400,000	$400,000	$200,000	$1,000,000
Mr. Larson	$460,000	$460,000	$230,000	$1,150,000
Mr. Culbertson	$230,000	$230,000	$115,000	$575,000
Mr. Lehr	$200,000	$200,000	$100,000	$500,000

Performance Measure Levels

The Committee established the specific levels for each performance measure applicable to the grant of performance shares. When setting the levels, the Committee also specified that in determining and calculating the performance results at the end of the performance period, adjustments would be made to eliminate the negative or positive effects of certain items, including, for example, litigation or claim judgments or settlements, charges relating to restructurings, discontinued operations, severance and contract termination and other costs incurred in rationalizing certain business activities and extraordinary items and other unusual and non-recurring items of loss or gain. Actual performance will be measured following the end of the performance period. The Committee retains the discretion to further adjust incentive payment amounts downward after the adjusted results have been calculated.

Long-Term Incentive Compensation Payouts

During 2016, our named executive officers received shares of stock as a result of the time-based vesting of standard restricted stock grants made to them in prior periods. In addition, our named executive officers received shares of Company stock as a result of the time-based vesting of restricted stock units ("RSU"s) granted to them under two circumstances. Officers who were employed by Orbital prior to the Merger (Messrs. Thompson, Pierce and Culbertson) received annual RSU grants as part of the standard compensation program for that company. Tranches from grants made to these executives in 2014 and 2013 vested in July 2016. Officers who were employed by ATK prior to the Merger had performance awards from periods prior to the Merger converted into time-based vesting RSUs pursuant to the terms of the Merger transaction agreement between ATK and Orbital. For the then-outstanding FY14-16 and FY15-17 performance awards, the Committee determined that the number of RSUs issued in lieu of an executive’s performance award would be based on the target level of performance. This determination was based on the conclusion that a reasonable determination of actual performance could not be made for these grants given the length of time remaining in the performance periods and the resulting uncertainty regarding the measurement of the applicable performance metrics. As a result of the conversions, these awards are no longer subject to the performance-based vesting conditions of the original performance shares. Consequently, the RSUs for the FY14-16 performance period time-vested on March 31, 2016, and the RSUs for the FY15-17 period time-vested on March 31, 2017. The vesting of RSUs in 2016 for our named executive officers is provided in the Option Exercises and Stock Vested table in this proxy statement. No performance award payouts occurred during 2016.

Transaction and Retention Bonuses

In September 2014, the Committee awarded transaction and retention cash bonuses to certain officers of the Company to recognize their significant efforts associated with the Spin-off and Merger and to retain the officers during a period of uncertainty through the successful completion of the Spin-off and the Merger and the integration of ATK and Orbital. The Committee determined that the transaction bonuses would be payable in two equal installments as soon as practicable following the closing of the transactions and on the first anniversary of the closing date. In February 2016, the second installment of the cash bonus was paid to Mr. Larson as follows:

Officer	Base Salary at Time of Award	Award as a Percentage of Base Salary	Total Cash Award	2016 Installment Paid
Mr. Larson	$458,892	125%	$573,615	$286,808

The amounts of the bonus installments paid are shown in the Summary Compensation Table in the "Bonus" column.

Other Compensation Design Elements
Recoupment and Forfeiture
The Company has a recoupment policy that reserves the right of the Committee to recoup any incentive awards from an executive officer if there is a material restatement of the Company's financial results. If the Committee determines a recoupment is appropriate in the exercise of its discretion, considering all the facts and circumstances, the executive officer shall forfeit and pay back a portion, or all, of the outstanding or previously granted awards as determined by the Committee. This includes awards that are deferred into a Company Nonqualified Deferred Compensation Plan. The recoupment policy applies to all awards granted after December 31, 2009, and includes any form of cash or equity compensation other than base salaries.
Benefit, Retirement and Perquisite Programs
Orbital ATK provides certain benefits to our executive officers, including health, welfare, and retirement benefits. We do so to support the attraction and retention of highly-skilled executives. The Company's benefits programs offer flexibility and choice. Under our benefit programs, employees have the opportunity to choose which benefits fit their personal family and financial needs.
Health and Welfare Benefits. Our executive officers participate in the same health and welfare programs as other Company employees.
Retirement Benefits. In general, our executive officers participate in the standard employee retirement programs. Supplemental executive retirement plans are also provided. See the discussion in this proxy statement under the headings "Pension Benefits" and "Nonqualified Deferred Compensation."
Nonqualified Deferred Compensation. We offer a nonqualified deferred compensation plan as a tool for our key employees to plan for their financial future. This plan is designed to allow for retirement savings above the limits imposed by the Internal Revenue Service for 401(k) plans on a tax-deferred basis. In general, beyond the potential for a 401(k) make-up match included in the Summary Compensation Table, amounts credited to an employee's account under the plan reflect the employee's voluntary deferral of compensation. All accounts are credited with earnings and investment gains and losses by assuming that deferred amounts were invested in one or more investment alternatives selected by the participant under the terms of the plan. These investment choices are generally the same as those offered to all Company employees through the Company's 401(k) Plan. Following the Merger, legacy Orbital executives, including Messrs. Thompson, Pierce, and Culbertson, continued to participate in an Orbital non-qualified deferred compensation plan, which was frozen to future contributions for plan years commencing January 1, 2016.
Severance. From time to time, we need to offer an executive officer a severance package in connection with a termination of employment. Generally, the package is aligned with the benefits outlined in the Company's Executive Severance Plan. In certain circumstances, we may offer additional severance benefits to facilitate successful organizational transitions. The Executive Severance Plan is in line with competitive norms and it is regularly benchmarked against market practices. Payments made under this plan are described below under the heading "Potential Payments Upon Termination or Change in Control."

Change-in-Control. Executive officers participate in our Income Security Plan, which provides for severance payments under certain circumstances following a change-in-control of the Company. We believe this plan helps ensure that our officers will remain focused on the best interests of our stockholders during periods of uncertainty regarding the officers' future employment prospects. Payments under this plan are not triggered solely by a change-in-control, but rather by termination of employment (that meets certain conditions specified in the plan) following a change-in-control. The plan does not include a tax gross-up provision and caps the benefits provided under the plan at the limit established under Section 280G of the Internal Revenue Code in order to avoid both the loss of tax deductions and the imposition of the excise tax pursuant to the Internal Revenue Code. The plan also includes a "sunset" provision applicable to the chief executive officer, the chief financial officer, the chief operating officer, and general counsel of the Company such that after five years of service with the Company in that position the amount payable would gradually be reduced from three times compensation to two times compensation at a rate of two-tenths per year (after a total of nine years of service in that position, the amount payable would be two times compensation). None of Messrs. Thompson, Larson or Pierce has served in their current positions for more than five years and, accordingly, no reduction has been made to their compensation multiple.
The Income Security Plan remains in effect until February 9, 2018 (the third anniversary of the Merger), and no other officers or employees are eligible to participate in that plan. In May 2015, the Committee adopted a new Income Security Plan (the "New Change-in-Control Severance Plan") applicable to any new executive officers and other employees who become eligible to participate after the May 5, 2015 adoption date. Mr. Lehr became the first participant in the New Change-in-Control Severance Plan. Similar to the existing Income Security Plan, payments under the New Change-in-Control Severance Plan are not triggered solely by a change-in-control, but rather by a termination of employment (that meets certain conditions specified in the plan) following a change-in-control. After February 9, 2018, any officers who participate in the existing Income Security Plan will become participants in the New Change-in-Control Severance Plan if they meet the eligibility requirements for participation at that time. The Committee will continue to monitor the plan design against market competitive practices for such plans.
Limited Perquisites. Over the last two years, the Committee has eliminated most of the Company’s executive perquisites. The Committee believes that it continues to deliver a competitive total compensation package to our executives and therefore does not need to offer extensive perquisites.
Perquisites represent a small portion of any executive officer's total direct compensation. Perquisites paid to our named executive officers are disclosed in the Summary Compensation Table under the "All Other Compensation" column.
Compensation Outside the Standard Program
In certain circumstances, such as hiring a new executive, we may provide compensation outside our standard executive compensation program.
When we offer employment to a new executive, we follow the guidelines in our executive compensation philosophy, unless individual circumstances, combined with competitive market practices, require us to include additional compensation (e.g., signing bonus or special equity grant) to attract and retain the executive talent we need. In general, we do not pay our executives additional compensation for special projects or program results. We believe that we provide a fair and competitive total compensation package to our executives for delivering business results that are expected and subsumed under our pay-for-performance philosophy.
Stock Holding Requirement
Each executive officer is required to retain at least 50% of the net shares (remaining after payment of withholding taxes and, in the case of options, exercise price) of Orbital ATK common stock acquired as compensation to ensure that executives' interests and actions are aligned with the interests of Orbital ATK's stockholders. These shares must be held until the executive leaves the Company or is no longer an executive officer. This approach underscores an ownership mentality for our executives, which is one of the fundamental principles of our executive compensation program.
The Committee annually reviews the holdings of executives to ensure compliance with the stock holding requirement.
No Hedging or Pledging of Company Stock
The Company has a policy and procedures for transactions in Orbital ATK securities for its directors and Section 16 reporting officers. This policy requires all directors and executive officers of the Company to pre-clear any proposed transactions in Orbital ATK securities. In 2015, the Board adopted a policy explicitly prohibiting hedging or pledging of Company securities by directors and executive officers. In addition, the Company's executive officers and directors have provided written representations to the Company that they do not hedge the economic risk of ownership of Company common stock, have not hedged any of their shares of Company stock and have not pledged any shares of Company common stock as collateral for a loan or otherwise.
Tax Deductibility of Compensation
Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless such compensation qualifies as "performance-based compensation." Among other things, in order to be deemed performance-based compensation, the compensation must be based on the achievement of pre-established objective performance criteria and must be pursuant to a plan that has been approved by the Company's stockholders. It is important for the Company to continue to be able to deduct, for tax purposes, compensation paid to its executive officers. Therefore, the Company has taken such actions under its standard compensation programs as may be necessary under Section 162(m) of the Internal Revenue Code to continue to qualify for available tax deductions related to executive compensation, including obtaining stockholder approval of compensation plans applicable to our executives in prior years.
Compensation decisions for our executive officers were made with consideration of the implications of Section 162(m). While the Committee intends to structure arrangements in a manner that preserves deductibility under Section 162(m), the Committee may decide to pay amounts outside of our stockholder approved plans that are nondeductible if it determines that such payments are consistent with our pay-for-performance philosophy and are in the best interests of the Company.

Compensation Risk Assessment

The Company has reviewed and assessed its incentive compensation plans and programs and concluded that the Company's compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. During the last fiscal year, the Committee reviewed the Company's assessment process and discussed with management the impact of the Company’s compensation policies and practices on risk taking within the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
The Compensation and Human Resources Committee of the Board of Directors has reviewed and discussed with the Company's management the Compensation Discussion and Analysis. Based on this review and these discussions with management, the Compensation and Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in Orbital ATK's annual report on Form 10-K.
This report is provided by the Compensation and Human Resources Committee:
Roxanne J. Decyk, Chair
Lennard A. Fisk
Robert M. Hanisee
Tig H. Krekel
Douglas L. Maine
Janice I. Obuchowski

References in columns of the tables below to "2015T" refer to the 2015 transition period, which was the nine-month period from April 1, 2015 through December 31, 2015.
SUMMARY COMPENSATION TABLE
The following table shows the cash and non-cash compensation awarded to or earned by the Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers during 2016. The materially lower total compensation amounts reported for earlier periods in the Summary Compensation Table below are due to two non-recurring features of those periods: First, in connection with the Merger, Mr. Thompson and Mr. Pierce became the Company’s Chief Executive Officer and Chief Financial Officer, respectively, on February 9, 2015, less than two months before the end of the Company’s fiscal year ended March 31, 2015 (fiscal year 2015). As a result, no non-equity incentive compensation is reported for this period for legacy Orbital named executive officers and their salaries are calculated based on the last six weeks of the fiscal year. Second, the 2015T fiscal period was a shortened nine-month period resulting from the Company’s change from a March 31 fiscal year-end to a December 31 fiscal year-end. Consequently, the only equity grants made to the Company’s executive officers during that period were to Mr. Lehr in connection with his promotion to Executive Vice President and President, Flight Systems Group, effective July 1, 2015. Equity grants made to the other named executive officers for calendar year 2015 were made, and are reported, in the fiscal year 2015 period.

Name and Principal Position	Year (1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)(6)(7)	Option Awards ($)(8)	Non-equity Incentive Plan Compensation ($)(9)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(10)	All Other Compensation ($)(11)	Total ($)
David W. Thompson	2016	$945,688	$—	$1,970,864	$479,991	$1,246,016	$—	$226,673	$4,869,232
President &	2015T	$669,049	$—	$—	$—	$1,485,669	$—	$44,064	$2,198,782
Chief Executive Officer	FY2015	$111,539	$—	$2,072,304	$480,004	$—	$—	$14,187	$2,678,034

Garrett E. Pierce	2016	$702,121	$—	$821,057	$199,983	$690,494	$—	$138,488	$2,552,143
Chief Financial Officer	2015T	$509,262	$—	$—	$—	$840,457	$—	$28,678	$1,378,397
	FY2015	$96,925	$—	$863,330	$200,008	$—	$—	$10,976	$1,171,239

Blake E. Larson	2016	$654,231	$286,808	$944,338	$229,998	$703,209	$225,798	$67,615	$3,111,997
Chief Operating Officer	2015T	$489,836	$—	$—	$—	$604,434	$108,714	$119,939	$1,322,923
	FY2015	$467,659	$286,808	$992,908	$230,009	$465,737	$1,772,466	$125,926	$4,341,513
	FY2014	$462,662	$—	$417,867	$99,974	$579,184	$52,164	$66,402	$1,678,253

Frank L. Culbertson	2016	$495,980	$—	$472,088	$114,989	$477,330	$—	$91,322	$1,651,709
Executive Vice President &	2015T	$359,667	$—	$—	$—	$532,022	$—	$16,190	$907,879
President, Space Systems Group

Scott L. Lehr	2016	$463,558	$105,000	$410,447	$99,981	$428,021	$157,865	$40,848	$1,705,720
Executive Vice President &	2015T	$318,321	$50,000	$167,793	$29,986	$317,991	$(35,295)	$49,603	$898,399
President, Flight Systems Group

(1)
The years reported are the Company's fiscal year ending December 31, 2016, the nine-month transition period ending December 31, 2015, and the fiscal years ending March 31, 2015 and March 31, 2014, respectively.

(2)
Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company's 401(k) Plan or Nonqualified Deferred Compensation Plan. Also includes payments to executive officers for fiscal year 2016 in the amounts specified as follows for an additional week of pay in order to align the payroll practices of both legacy companies as follows: Mr. Thompson, $16,827 and Mr. Pierce, $12,692 and for vacation sold under the Company's vacation buy/sell benefit program: Mr. Thompson, $33,654, Mr. Pierce, $25,385, Mr. Larson, $12,115, Mr. Culbertson, $18,078, and Mr. Lehr, $8,366.

(3)
The amounts in this column represent the following: for Mr. Larson, the second and final installment of a Merger-related transaction bonus and for Mr. Lehr, the payment of a cash award which was originally granted as a performance-based cash award. In conjunction with the Merger, the performance-based cash award was converted to a time-vested cash award based on the target level of payout for the performance period.

(4)
This column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. For 2016, the amounts in this column for restricted stock awards and the component of the performance share awards subject to financial performance measures are calculated based on the number of shares awarded multiplied by the closing price of Orbital ATK common stock on the date of grant. The number of performance shares used to determine this aggregate fair value of the component of the award subject to revenue and return on invested capital financial metrics (50% of the total award) is based on the target payout level for the award. The fair value of the component of the awards of performance shares subject to a relative total stockholder return ("relative TSR") measure (50% of the total award) is determined by an integrated Monte Carlo simulation model. The number of performance shares used to determine the aggregate fair value of the relative TSR component of the award is based on the target payout level (amounts do not reflect the actual amounts that may vest or be earned by the executive officer). The assumptions used in calculating the aggregate grant date fair value of the awards are disclosed in Note 17 to the consolidated financial statements in Orbital ATK's Form 10-K for the period ended December 31, 2016.

The value of the restricted stock and the value for the 2016-2018 performance shares (at target and maximum) awarded to the named executive officers during 2016 are shown separately in the table below:

		2016 - 2018 Performance Shares
Name	Restricted Stock	At Target	At Maximum
Mr. Thompson	$959,991	$1,010,873	$2,021,746
Mr. Pierce	$399,930	$421,127	$842,255
Mr. Larson	$459,979	$484,359	$968,718
Mr. Culbertson	$229,950	$242,138	$484,276
Mr. Lehr	$199,925	$210,522	$421,044

(5)
For the 2015 transition period, the amounts in this column were calculated as noted above in footnote 4, except that the number of performance shares used to determine this aggregate fair value of the component of the award subject to revenue and earnings per share financial metrics (50% of the total award) was based on the target payout level for the award and the number of performance shares used to determine the aggregate fair value of the relative TSR component of the award was based on the maximum payout level.

Mr. Lehr was the only named executive officer who was granted stock awards during the nine-month transition period ended December 31, 2015. Mr. Lehr was granted restricted stock and performance share awards in connection with his promotion to Executive Vice President and President, Flight Systems Group, effective July 1, 2015. The value of the restricted stock and the value for the 2015-2017 performance shares (at target and maximum) awarded to Mr. Lehr during the 2015 transition period are shown separately in the table below:

		2015-2017 Performance Shares
Name	Restricted Stock	At Target	At Maximum
Mr. Lehr	$59,967	$68,905	$137,809

(6)	For fiscal year 2015, the amounts in this column were calculated as noted above in footnote 4.

The value of the restricted stock awards and the target value for the April 1, 2015 - December 31, 2017 performance shares (reflected in above table) awarded to each of the named executive officers in fiscal year 2015 are shown separately in the table below:

Name	Restricted Stock	2015 - 2017 Performance Shares
Mr. Thompson	$959,983	$1,112,320
Mr. Pierce	$399,933	$463,397
Mr. Larson	$459,959	$532,949

(7)
For fiscal year 2014, the amounts in this column were calculated as noted above in footnote 4. The performance shares were converted to restricted stock units in connection with the spin-off of the Company's Sporting Group on February 9, 2015.

The value of the restricted stock awards and the target value for the fiscal year 2015-2017 performance shares (reflected in above table) awarded to Mr. Larson in fiscal year 2014 are shown separately in the table below:

Name	Restricted Stock	FY2015 - 2017 Performance Shares
Mr. Larson	$149,908	$267,959

(8)
The amount in this column shows the aggregate grant date fair value computed in accordance with generally accepted accounting principles in the United States. The amount is based on the fair value of the stock option award as estimated using the Black-Scholes option-pricing model multiplied by the number of shares subject to the option award. The assumptions used to arrive at the Black-Scholes value are disclosed in Note 17 to the consolidated financial statements in Orbital ATK's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(9)
The amounts in this column represent payment of annual incentive compensation for the periods noted. The annual incentive compensation program and payments for 2016 are described in the "Compensation Discussion and Analysis" in this proxy statement. Includes amounts, if any, deferred at the direction of the executive officer pursuant to the Company's 401(k) Plan or Nonqualified Deferred Compensation Plan.

(10)
The amounts in this column represent the aggregate change in the actuarial present value of the officer's accumulated retirement benefits under the Company's Pension and Retirement Plan and Defined Benefit Supplemental Executive Retirement Plan. Mr. Thompson, Mr. Pierce, and Mr. Culbertson do not participate in a defined benefit retirement plan. See the "Pension Benefits" section in this proxy statement for additional information. No above-market or preferential earnings on any nonqualified deferred compensation was paid to the officers during the last fiscal year and, accordingly, no such amounts are reflected above.

(11)	"All Other Compensation" amounts for 2016 consist of the following:

Name	Dividends (1)	401(k) Plan Contributions	DC SERP Plan Allocations
Mr. Thompson	$22,868	$22,525	$181,280
Mr. Pierce	$9,527	$22,525	$106,436
Mr. Larson	$11,520	$11,925	$44,170
Mr. Culbertson	$5,478	$22,525	$63,319
Mr. Lehr	$6,055	$11,925	$22,868

(1)	This amount represents cash dividend payments made to the named executive officers on unvested restricted stock awards.

GRANTS OF PLAN-BASED AWARDS
The following table summarizes the grants of equity and non-equity plan-based awards made to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2016. The non-equity awards were granted under our Executive Officer Incentive Plan, which was approved by stockholders in 2016, and the equity awards were granted under our Stock Incentive Plan, which was approved by stockholders in 2015.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Option Awards ($)(6)
												Exercise or Base Price of Option Awards ($/Share)
Name	Grant Date (1)	Approval Date (1)	Incentive Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David W. Thompson	2/2/2016	2/2/2016	Annual (2)	$405,000	$1,080,000	$1,728,000
	3/17/2016	2/29/2016	Long-Term Stock (3)				3,021	12,086	24,172				$1,010,873
	3/17/2016	2/29/2016	Restricted Stock (4)							12,086			$959,991
	3/17/2016	2/29/2016	Stock Options (5)								23,380	$79.43	$479,991

Garrett E. Pierce	2/2/2016	2/2/2016	Annual (2)	$224,438	$598,500	$957,600
	3/17/2016	2/29/2016	Long-Term Stock (3)				1,258	5,035	10,070				$421,127
	3/17/2016	2/29/2016	Restricted Stock (4)							5,035			$399,930
	3/17/2016	2/29/2016	Stock Options (5)								9,741	$79.43	$199,983

Blake E. Larson	2/2/2016	2/2/2016	Annual (2)	$217,688	$580,500	$928,800
	3/17/2016	2/29/2016	Long-Term Stock (3)				1,447	5,791	11,582				$484,359
	3/17/2016	2/29/2016	Restricted Stock (4)							5,791			$459,979
	3/17/2016	2/29/2016	Stock Options (5)								11,203	$79.43	$229,998

Frank L. Culbertson	2/2/2016	2/2/2016	Annual (2)	$144,000	$384,000	$614,400
	3/17/2016	2/29/2016	Long-Term Stock (3)				723	2,895	5,790				$242,138
	3/17/2016	2/29/2016	Restricted Stock (4)							2,895			$229,950
	3/17/2016	2/29/2016	Stock Options (5)								5,601	$79.43	$114,989

Scott L. Lehr	2/2/2016	2/2/2016	Annual (2)	$138,000	$368,000	$588,800
	3/17/2016	2/29/2016	Long-Term Stock (3)				629	2,517	5,034				$210,522
	3/17/2016	2/29/2016	Restricted Stock (4)							2,517			$199,925
	3/17/2016	2/29/2016	Stock Options (5)								4,870	$79.43	$99,981

(1)
The Compensation and Human Resources Committee of the Board of Directors met on February 2, 2016 to approve the estimated future payouts under the annual incentive plan and on February 29, 2016 to approve the award of long-term stock, restricted stock and stock options to be granted as of March 17, 2016, the second day following the filing of the Corporation's Transition Report on Form 10-K with the Securities and Exchange Commission.

(2)
The amounts reflect the potential cash payout for the annual incentive program for the fiscal year ending December 31, 2016 if all performance measures are satisfied at the applicable level. The material terms of the award are described above in the "Compensation Discussion and Analysis" under the subheading "Annual Incentive Performance Results" See the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table above for the amount actually earned for 2016.

(3)
Each column in this row shows the number of shares of common stock that may be paid out for the three fiscal-year performance period beginning January 1, 2016 and ending December 31, 2018 if all performance metrics are satisfied at the applicable level. The payout will be determined after the fiscal year ending December 31, 2018. The material terms of the award are described above in the "Compensation Discussion and Analysis" under the subheading "2016 Long-Term Incentive Compensation."

(4)
The number of shares of restricted stock shown in this row represents the actual number of shares of restricted stock granted to the named executive officers on March 17, 2016. The restricted stock shown in this row vests in three equal annual installments beginning on the first anniversary of the grant date.

The shares of restricted stock shown in this row may also vest upon death, disability, involuntary termination without cause or a qualifying termination of employment following a change in control of the Company. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of Orbital ATK common stock.

(5)
The number of stock options shown in this row represents the actual number of options granted to the named executive officers on March 17, 2016. The option exercise price is the closing sale price of a share of Orbital ATK common stock on the NYSE on the date of grant. The stock options vest in three equal annual installments starting on the first anniversary of the grant date. The options may also vest in the event of a qualifying termination of employment following a change in control of the Company.

(6)
This column shows the full grant date fair value of the equity awards under FASB ASC Topic 718. Generally, for the long-term stock incentive awards relating to performance metrics, the full grant date fair value is the amount the Company could expense in its financial statements over the awards' performance period assuming performance is achieved at the target level. Assumptions made in the calculations of these amounts may be found in Note 17 to the consolidated financial statements in Orbital ATK's Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows the unexercised stock options, unvested restricted stock awards and restricted stock units, and unearned performance share awards as of December 31, 2016 by the executive officers named in the Summary Compensation Table.

	Option Awards						Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)(6)
David W. Thompson	7/21/2014	—	—	—	$—	—	6,735	$590,862	—		$—
	3/10/2015	7,797	15,595	—	$72.06	3/10/2025	8,882	$779,218	3,330	(7)	$292,141
	3/17/2016	—	23,380	—	$79.43	3/17/2026	12,086	$1,060,305	3,021	(8)	$265,032

Garrett E. Pierce	7/21/2014	—	—	—	—	—	4,490	$393,908	—		$—
	3/10/2015	3,249	6,498	—	$72.06	3/10/2025	3,700	$324,601	1,387	(7)	$121,682
	3/17/2016	—	9,741	—	$79.43	3/17/2026	5,035	$441,721	1,258	(8)	$110,364

Blake E. Larson	3/6/2012	7,597	—	—	$26.25	3/6/2022	—	$—	—		$—
	3/5/2013	6,094	—	—	$30.40	3/5/2023	—	$—	—		$—
	3/11/2014	1,842	922	—	$61.65	3/11/2024	4,428	$388,468	—		$—
	3/10/2015	3,736	7,473	—	$72.06	3/10/2025	4,256	$373,379	1,595	(7)	$139,929
	3/17/2016	—	11,203	—	$79.43	3/17/2026	5,791	$508,044	1,447	(8)	$126,945

Frank L. Culbertson	7/21/2014	—	—	—	$—	—	2,993	$262,576	—		$—
	3/10/2015	1,868	3,736	—	$72.06	3/10/2025	2,128	$186,689	797	(7)	$69,921
	3/17/2016	—	5,601	—	$79.43	3/17/2026	2,895	$253,978	723	(8)	$63,429

Scott L. Lehr	3/11/2014	—	—	—	$—	—	1,730	$151,773	—		$—
	3/10/2015	—	—	—	$—	—	1,943	$170,459	485	(7)	$42,549
	7/1/2015	481	962	—	$73.13	7/1/2025	547	$47,988	205	(7)	$17,985
	3/17/2016	—	4,870	—	$79.43	3/17/2026	2,517	$220,816	629	(8)	$55,182

(1)	For a better understanding of this table, we have included an additional column showing the grant dates of stock options, restricted stock awards, restricted stock units and performance share awards.

(2)	Stock option grants vest in three equal annual installments beginning on the first anniversary of the grant date.

(3)
The amounts shown for the grants to Mr. Thompson, Mr. Pierce and Mr. Culbertson in 2014 are for time-vesting restricted stock units granted by Orbital prior to the Merger and assumed by the Company in connection with the Merger. The restricted stock units will be settled in shares of Orbital ATK common stock, subject to the officer's continued employment with the Company through the applicable vesting date. Grants made on July 21, 2014 vest on July 21, 2017. All restricted stock units vest in full in the event of the officer's death or disability.

(4)
The amounts shown for the grants made on March 11, 2014 include restricted stock awards and restricted stock units that vest in three equal annual installments beginning on the first anniversary of the grant date.

For the March 11, 2014 grants, the number of restricted stock units and the number of shares subject to restricted stock awards for each of the named executive officers are shown separately in the table below:

Name	Restricted Stock Awards	Restricted Stock Units
Mr. Larson	375	4,053
Mr. Lehr	231	1,499

The amounts shown for the grants made on March 10, 2015 and March 17, 2016 are for restricted stock awards that vest in three equal annual installments beginning on the first anniversary of the grant date.

(5)
The amounts in this column were calculated using a per share value of $87.73, the closing price of Company common stock as reported on the NYSE on December 30, 2016, the last trading day of the fiscal year.

(6)
The amounts shown reflect the payout of the performance shares based on achievement at the threshold level of performance. The vesting and payout of any performance shares for the respective performance periods ending on December 31 will be determined, based on the actual achievement of specified performance goals.

(7)
These shares correspond to a long-term incentive award relating to performance growth measures (relative TSR, absolute earnings per share growth, and absolute revenue growth) for the period of April 1, 2015 through December 31, 2017.

(8)
These shares correspond to a long-term incentive award relating to performance growth measures (relative TSR, absolute earnings per share growth, and absolute revenue growth) for the period of January 1, 2016 through December 31, 2018.

OPTION EXERCISES AND STOCK VESTED
The following table provides information for the executive officers named in the Summary Compensation Table regarding the exercise of stock options and the vesting of restricted stock awards and restricted stock units during the fiscal year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(1)(2)
David W. Thompson			26,881	$2,277,378
Garrett E. Pierce			17,932	$1,527,355
Blake E. Larson			9,180	$769,538
Frank L. Culbertson			10,786	$921,834
Scott L. Lehr			1,830	$145,231

(1)
Includes the vesting of restricted stock units. Value realized was determined by multiplying the number of vested shares or units by the closing market price of the Company's common stock on the date of vesting. If the vesting date fell on a weekend or holiday, the closing market price of the common stock on the business day immediately preceding the vesting date was used to determine the value realized.

(2)	The number of shares of restricted stock awards and restricted stock units that vested for each of the officers is as follows:

Name	Vesting Date	Number of Shares
Mr. Thompson	2/10/2016	6,735
	3/10/2016	4,440
	7/21/2016	6,735
	7/25/2016	8,971
Mr. Pierce	2/10/2016	5,612
	3/10/2016	1,850
	7/21/2016	4,490
	7/25/2016	5,980
Mr. Larson	3/5/2016	892
	3/10/2016	2,127
	3/11/2016	375
	3/31/2016	5,786
Mr. Culbertson	2/10/2016	2,245
	3/10/2016	1,063
	7/21/2016	2,993
	7/25/2016	4,485
Mr. Lehr	3/5/2016	355
	3/10/2016	971
	3/11/2016	231
	7/1/2016	273

Upon vesting of each award, the Company withheld shares of Company common stock from each officer having a value equal to the applicable tax withholding requirement.

PENSION BENEFITS
Orbital ATK maintains two tax-qualified defined benefit retirement plans covering fewer than half of our employees. These plans were closed to new participants as of January 1, 2007 (and at later dates for certain employees covered by collective bargaining agreements). Of the named executive officers, only Mr. Larson and Mr. Lehr participated in a defined benefit plan during 2016. Their benefits are described below. The named executive officers who do not participate in a defined benefit plan (Mr. Thompson, Mr. Pierce, and Mr. Culbertson) instead participated in the Orbital ATK defined contribution plan. The Company’s contributions for these named executive officers are included in the Summary Compensation Table under the column "All Other Compensation."
The Internal Revenue Code limits the benefits that may be paid from such tax-qualified plans. The Orbital ATK, Inc. Defined Benefit Supplemental Executive Retirement Plan (the "DB SERP") was established to provide benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the Company's Nonqualified Deferred Compensation Plan. A grantor trust was established under which certain funds have been set aside to satisfy some of the obligations under the DB SERP. If the funds in the trust are insufficient to pay amounts payable under the DB SERP, the Company will pay the deficiency. Mr. Larson and Mr. Lehr participate in the DB SERP. The Company also sponsors the Orbital ATK, Inc. Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP"). All of the named executive officers participated in the DC SERP during 2016. Amounts allocated by the Company under the DC SERP are included in the Summary Compensation Table under the column "All Other Compensation" and are also shown in the table under the heading "Nonqualified Deferred Compensation" in this proxy statement.
Orbital ATK, Inc. Pension and Retirement Plan
Due to acquisitions and benefit plan mergers, the Orbital ATK, Inc. Pension and Retirement Plan (the "Pension Plan") contains various benefit formulas that apply to certain groups of employees. The benefit formulas that applied prior to July 1, 2013 to the two named executive officers who were participants in a defined benefit plan at that time were the following:
•Mr. Larson - the old Cash Balance formula under the Pension Plan,
•Mr. Lehr - the Aerospace Plan formula under the Pension Plan.
Since July 1, 2013, the pension benefit is calculated in two pieces: the benefit earned as of June 30, 2013 under the prior formula and the benefit earned under a new Cash Balance formula for service and earnings beginning July 1, 2013. Mr. Larson and Mr. Lehr began earning benefits under the new Cash Balance formula effective July 1, 2013.
Each portion of the pension benefit will be payable separately. Different payment forms and commencement dates may be elected for the different pieces of the benefit. The elements of compensation used in applying the various payment and benefit formulas generally include base salary plus annual incentive payments (actually paid through the month of termination of employment, or June 30, 2013, in the case of benefits under the frozen formulas), up to the applicable IRS maximum compensation limit. Historically, employees were vested after five years of vesting service. On January 1, 2008, vesting under the old Cash Balance formula changed to three years of vesting service. Effective July 1, 2013, all impacted employees who transitioned to the new Cash Balance formula became 100% vested in their entire pension benefit regardless of their years of vesting service. Mr. Larson and Mr. Lehr participated in a defined benefit plan during 2016 and are vested in their respective Pension Plan benefits. The normal retirement age for the plan is defined in the Pension Plan as age 65.
New Cash Balance Formula - Effective for All Participants as of July 1, 2013
Effective July 1, 2013, the pension plan formulas were amended to provide benefits based on a new Cash Balance formula. The new Cash Balance formula provides pay and interest credits to all eligible participants. The pay credit is based on a percentage of eligible earnings received after July 1, 2013. The pay credit percentage is based on age plus Pension Service. Pension Service includes prior formula service to June 30, 2013 and service after July 1, 2013 (measured in whole years) at the end of each calendar year.

Age Plus Years of Pension Service	Percentage of Eligible Pay
Less than 40	2.5%
From 40 to 59	3.0%
60 or more	4.0%
Cash Balance accounts are credited annually with pay and interest credits. The annual interest crediting rate is 4% and applies to the beginning of year account balance. Interest credits after termination continue to apply until benefit commencement date.

After termination of employment, a participant's vested account balance may be distributed immediately to a participant regardless of age in a variety of actuarially equivalent monthly annuity payment forms or as a lump sum payment. The interest rate and mortality table used to convert the cash balance account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences.
Defined Benefit Plan Formulas Prior to July 1, 2013
Old Cash Balance Formula (Mr. Larson)
Effective April 1, 1992, the pension plan formula then in effect was amended to provide benefits based upon a Cash Balance formula (referred to as the "old" Cash Balance formula). The old Cash Balance formula continues to apply to employees who were participants in the pension plan as of April 1, 1992, or were hired after April 1, 1992 and not covered by one of the subsequently acquired plan formulas, but who had at least 15 years of credited service as of December 31, 2003. Effective June 30, 2013, pay credits under this old Cash Balance Formula ended. Mr. Larson's initial cash balance account was equal to the lump sum value as of April 1, 1992 of his accrued benefit under the prior pension plan formula at that time. Mr. Larson's cash balance account was credited monthly with a percentage of pension earnings that increased with length of service as follows:

Years of Service	Percentage of Pension Earnings	Additional Percentage for Earnings in Excess of Social Security Wage Base
Less than 5	3.5%	3.5%
5 to 9	4.5%	4.5%
10 to 14	5.5%	5.5%
15 to 19	6.5%	5.5%
20 to 24	7.5%	5.5%
25 or more	8.5%	5.5%
The pay credits applied to the old cash balance accounts ended on June 30, 2013. The account balances continue to be credited monthly with interest credits equal to one-twelfth of the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. The minimum annual interest crediting rate is 3.06%. For calendar year 2016, the interest crediting rate is 3.06%.
The old Cash Balance formula benefit (frozen as of June 30, 2013) is not less than the lump sum equivalent of a monthly benefit of $47.50 multiplied by years of credited service as of June 30, 2013 payable at age 65.
At retirement, which may occur at or after age 55, a participant's vested old Cash Balance account may be payable as a monthly annuity or an annuity with a lump sum payment at age 62 or, if commencement of benefits occurs at or after age 62, as an optional lump sum payment. The interest rate and mortality table used to convert the old cash balance account to a monthly annuity are based on the IRS prescribed assumptions for lump sum benefits (Section 417(e) of the Internal Revenue Code) in effect at the time the benefit commences and early or late retirement age adjustment factors as specified in the plan. Participants who terminate employment before age 55 may receive a lump sum payment at age 65.
Aerospace Plan Formula (Mr. Lehr)
The Aerospace Plan formula covers employees who had at least 15 years of credited service as of December 31, 2003 and who joined the Company in connection with the acquisition of Hercules Aerospace Company from Hercules Incorporated or began employment in a location offering this formula. This formula contains provisions similar to those of the Hercules plan that covered the Hercules location employees prior to the acquisition. If a participant was covered by the Hercules plan prior to January 1, 1985, certain grandfathered provisions remain - such as early retirement at age 50.
The Aerospace Plan formula provides an annuity benefit determined based on final average earnings and the participant's years of credited service. Effective June 30, 2013, benefit accruals under this formula were frozen for the impacted participants. The frozen benefit is equal to:

•	1.2% of final average earnings up to one-half of the social security wage base (as in effect for the 12 months prior to July 1, 2013) multiplied by years of credited service; plus

•	1.6% of final average earnings in excess of one-half of the social security wage base (as in effect for the 12 months prior to July 1, 2013), multiplied by years of credited service.
Final average earnings, the social security wage base and credited service are all frozen as of June 30, 2013. Final average earnings is equal to the average of the highest 60 consecutive months out of the last 120 months of earnings as of June 30, 2013. The social security wage base as in effect for the 12 months prior to July 1, 2013 is $111,900.
Benefits are paid in a variety of actuarially equivalent monthly annuity options at retirement. Additionally, participants eligible for early retirement may elect to receive 51% of their benefit in a lump sum payment.
Participants with at least 10 years of credited service may retire at age 60 with no reduction in their age 65 frozen benefit, and with a reduced frozen benefit on or after age 55. The benefits of participants electing early retirement are reduced 5% for each year that retirement precedes the age at which they are entitled to an unreduced benefit, except that this reduction percentage is decreased for each year of credited service in excess of 30 years. As it relates to the frozen benefit, service with the Company after July 1, 2013 will be included when determining eligibility for early retirement.
Defined Benefit Supplemental Executive Retirement Plan
The DB SERP provides benefits for highly compensated employees whose tax-qualified defined benefit plan benefits are reduced by certain IRS limits or by their participation in the Company's Nonqualified Deferred Compensation Plan. The IRS annual salary limitation (Section 401(a)(17) of the Internal Revenue Code) and certain other IRS requirements restrict pension benefits from tax-qualified pension plans for certain highly compensated employees. The DB SERP is designed to offset these limitations.
The applicable benefits from the DB SERP are generally based on the same benefit formula and provisions as the underlying qualified plan formula that applies to the participant. Effective July 1, 2013, the benefit formula for future accruals under the DB SERP changed to the new Cash Balance formula. The DB SERP benefit after July 1, 2013 consists of the frozen SERP benefit earned under the prior formula as of June 30, 2013 and the SERP benefit earned under the new Cash Balance formula after that date. The DB SERP benefits are paid in a lump sum the later of six months or February 1 following the calendar year of termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code), including interest (at the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments) from the first day of the month following termination to the actual payment date. The DB SERP benefit is converted to a lump sum payment based on an annual interest rate that is the greater of 6% or the rate specified in the qualified pension plan for determining lump sum payments, except for formulas which already determine the benefit as a lump sum amount.
Employees vest in the DB SERP benefits at the same time their benefits vest under the qualified pension plan.
The DB SERP provides certain executives covered by the old Cash Balance formula with the right to receive a benefit based on the greater of the PEP formula or the old Cash Balance formula through June 30, 2013 provided they remain employed until at least age 55 and receive a benefit under the new Cash Balance formula in effect July 1, 2013. This provision applies to Mr. Larson since he has attained age 55 and is reflected in the table below. The amount of the additional benefit (if any) depends on actual pension earnings and actual cash balance interest credits through the date of determination.
Pension Benefits
The following table provides information concerning each defined benefit plan of the Company that provides for payments or benefits to any of the named executive officers.

Name	Plan Name	Number of Years Pension Service (1)	Present Value of Accumulated Benefits ($)	Payments During Last Fiscal Year ($)
Blake E. Larson	Pension Plan	35.5	624,877	—
	DB SERP	35.5	2,638,594	—
Scott L. Lehr	Pension Plan	32.667	1,397,514	—
	DB SERP	32.667	790,841	—
(1)Pension Service is determined in years and months as of December 31, 2016.

Assumptions
The "Present Value of Accumulated Benefits" is based on the same assumptions as those used for the valuation of the plan liabilities in Orbital ATK's Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The assumptions made in the calculations of these amounts may be found in Note 13 to the audited financial statements in Orbital ATK's Form 10-K.
The old Cash Balance formula benefits are projected from the current account value to age 65 assuming that the interest crediting rate is 3.5% for years after 2016. Retirement age is assumed to be age 65, except for Mr. Lehr’s benefits. For Mr. Lehr, age 60 is used since this is the unreduced retirement age for the Aerospace Plan formula. The assumption is made that there is no probability of pre-retirement death or termination by any other cause.
All SERP benefits are assumed to be paid as a lump sum in accordance with the plan document.
"Pension Service" includes only service with the Company (or certain acquired employers). In general, the Company does not grant extra years of pension service.

NONQUALIFIED DEFERRED COMPENSATION
The following table provides information for the executive officers named in the Summary Compensation Table regarding contributions, earnings, distributions and year-end account balances with respect to the contributions to the Company's Nonqualified Deferred Compensation Plan (the "Deferred Compensation Plan"), the Orbital Sciences Corporation Nonqualified Management Deferred Compensation Plan (the "Orbital Deferred Compensation Plan"), and the Company's Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP").

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
David W. Thompson	Deferred Compensation Plan	$182,407	$—	$7,473	$—	$189,880
	Orbital Deferred Compensation Plan	$—	$—	$313,956	$—	$5,497,906
	DC SERP	$—	$181,280	$—	$—	$181,280
Garrett E. Pierce	Deferred Compensation Plan	$—	$—	$—	$—	$—
	Orbital Deferred Compensation Plan	$—	$—	$8,834	$—	$166,214
	DC SERP	$—	$106,436	$—	$—	$106,436
Blake E. Larson	Deferred Compensation Plan	$—	$—	$45,766	$—	$822,497
	DC SERP	$—	$44,170	$5,369	$—	$126,557
Frank L. Culbertson	Deferred Compensation Plan	$—	$—	$—	$—	$—
	Orbital Deferred Compensation Plan	$—	$—	$1,047	$—	$20,466
	DC SERP	$—	$63,319	$—	$—	$63,319
Scott L. Lehr	Deferred Compensation Plan	$—	$—	$—	$—	$—
	DC SERP	$—	$22,868	$1,871	$—	$53,283

(1)
For Messrs. Larson and Lehr, the amounts in the following table represent aggregate contributions made by the executive officer or by the Company for the benefit of the executive officer, since the officer's commencement of participation in the plan(s) through December 31, 2016. Deferrals and contributions in prior years were previously reported as compensation in the Summary Compensation Table in the Company's proxy statement for the applicable years for those officers who were named in the Summary Compensation Table in those years. For Messrs. Thompson, Pierce and Culbertson, amounts in the following table represent aggregate contributions since the beginning of their employment with the Company on February 9, 2015. The aggregate earnings represent the cumulative earnings on the original deferred amounts. There have been no distributions/withdrawals made to the named executive officers through December 31, 2016.

Detail of Aggregate Balances at Last Fiscal Year End

	Executive Contributions			Registrant Contributions
Name	Salary Deferrals ($)	Annual Cash Incentive Deferrals ($)	Performance Share Deferrals ($)	Allocations to Orbital Deferred Compensation Plan ($)	Allocations to DC SERP ($)	Aggregate Earnings ($)	Withdrawals ($)	Balance ($)
Mr. Thompson	$182,407	$—	$—	$23,882	$181,280	$556,105	$—	$5,869,066
Mr. Pierce	$—	$—	$—	$16,964	$106,436	$10,589	$—	$272,650
Mr. Larson	$—	$308,888	$—	$—	$125,384	$514,782	$—	$949,054
Mr. Culbertson	$—	$—	$—	$4,269	$63,319	$643	$—	$83,785
Mr. Lehr	$—	$—	$—	$—	$51,703	$1,580	$—	$53,283

Deferred Compensation Plan
All of the named executive officers are eligible to participate in the Nonqualified Deferred Compensation Plan. Participants in the plan generally may elect to defer up to 70% of salary and 100% of cash or equity incentive compensation. The Company may credit to participants' accounts under the plan certain additional amounts relating to foregone matching contributions under a Company 401(k) plan. Under the plan, the Company may also make additional discretionary contributions to participants' accounts.

The plan is an unfunded plan, meaning that participants' accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by the Company to pay participants benefits in the future. However, the Company has established a nonqualified grantor trust commonly known as a "Rabbi Trust." The assets of the Rabbi Trust will be used to pay benefits, but the assets of the Trust remain subject to the claims of the Company's general creditors.
Participants' account balances are credited with earnings and investment gains and losses by assuming that the deferred amounts were invested in one or more investment funds made available by the Company from time to time under the plan. The investment alternatives include funds with different degrees of risk and, for amounts credited before January 1, 2005, include Company common stock as an investment alternative. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time, except for amounts credited to the Company common stock investment alternative. After January 1, 2005, only deferrals of equity performance awards may be credited to, and must remain credited to, the Orbital ATK common stock investment alternative. Amounts allocated to the Orbital ATK common stock investment alternative are credited with dividend equivalents in the form of additional deferred stock units, based on the closing sale price of Orbital ATK common stock as reported on the NYSE on the dividend payment dates. Dividend equivalents are credited at the same rate as cash dividends paid on Orbital ATK's common stock.
The investment alternatives during 2016 were based on funds which generally corresponded to the investment funds made available under the Company's 401(k) Plan.
Generally, payouts from the plan cannot be made until the participant terminates employment, becomes totally and permanently disabled, has an unforeseeable financial emergency or reaches the date of a scheduled distribution elected by the participant under rules specified in the plan. A participant may request a distribution of amounts deferred before January 1, 2005, subject to the forfeiture of 10% of the amount withdrawn. Payouts may commence as soon as practicable following the occurrence of a distribution event; however, for amounts deferred after 2004, a payout cannot begin until six months after termination or separation of service (as defined by Section 409A of the Internal Revenue Code) for certain participants. Payouts are made in cash, except with respect to deferrals of equity performance awards after January 1, 2005, which are paid in shares of Orbital ATK common stock equal to the number of shares that were deferred, plus additional deferred stock units credited to the participants' accounts as a result of the deemed reinvestment of dividend equivalents with respect to the deferred shares. In addition, any Vista Outdoor Inc. ("Vista") deferred stock units that have been credited to a participant's account will be settled in shares of Vista common stock on a one-for-one basis. Vista phantom stock units will be paid in cash. For deferrals made on or after January 1, 2005, payouts are made in a lump sum or, in the case of retirement, in either a lump sum or in annual installments of up to 15 years as elected by the participant.
Orbital Deferred Compensation Plan
The Orbital Deferred Compensation Plan was assumed by the Company in connection with the Merger and is applicable to eligible legacy Orbital employees, including Mr. Thompson, Mr. Pierce and Mr. Culbertson. The plan was frozen to future contributions for plan years commencing January 1, 2016. The plan provided executive officers and other key management and highly compensated employees with the ability to set aside compensation on a tax-deferred basis. This compensation consisted of amounts a participant elected to defer and/or discretionary contributions by the Company. Under the plan, the participants deferred up to 100% of their cash base salaries and up to 100% of their cash bonuses.

The participants have the right to allocate amounts credited to their plan account to one or more measuring investments made available by the plan administrator. The participants may change these allocations on a daily basis by contacting the plan administrator by phone or accessing their plan account online through the plan administrator's website.

Benefits under the plan will be distributed under the terms elected by the employee. For each deferral year and type of deferral, the participant elected either a future in-service withdrawal date or a distribution upon a voluntary or involuntary termination of employment. The participant also elected to receive the distributions either as a lump sum payment or in annual installments. In the event a participant dies while employed by Orbital ATK, benefits will be paid to the participant's beneficiaries in the same manner as elected by such participant. Additionally, upon a showing of an unforeseen financial hardship and with appropriate approval from the Compensation and Human Resources Committee, a participant may be allowed to access funds in the participant's plan account earlier than the elected distribution date. Mr. Thompson Mr. Pierce and Mr. Culbertson are fully vested in their account balances under the plan.

Defined Contribution Supplemental Executive Retirement Plan
The DC SERP is a nonqualified defined contribution plan under which the Company and its subsidiaries that sponsor the DC SERP may credit pre-tax contributions to a participant's account. Participation in the DC SERP is limited to (1) employees who are eligible for a non-elective contribution ("NEC") under the 401(k) Plan and (2) beginning July 1, 2013, employees who receive eligible compensation in excess of the IRS annual compensation limit and make the maximum allowable before-tax or Roth 401(k) contributions to the 401(k) Plan. An annual NEC allocation of 2.5% to 4.0% of compensation in excess of the IRS limits for a plan year will be made to a participant's account if: (i) the employee is a participant in the 401(k) Plan and the employee's NEC to the 401(k) Plan for the plan year is reduced by the annual compensation limit imposed by the Internal Revenue Code or (ii) the employee is a participant in both the 401(k) Plan and the Nonqualified Deferred Compensation Plan and the employee's NEC to the 401(k) Plan for the plan year is reduced due to the employee's deferrals to the Nonqualified Deferred Compensation Plan. Additionally, an annual match allocation of 4.5% of compensation in excess of the IRS compensation limit will be made to a participant's account if the participant has made the maximum allowable before-tax or Roth 401(k) contributions to the 401(k) Plan for the calendar year.
Vesting for the NEC allocation under the DC SERP occurs following three years of vesting service and vesting for the match allocation under the DC SERP occurs following one year of vesting service. A participant becomes fully vested upon death, attainment of age 65, total disability while employed by the Company, or upon a change in control.
The DC SERP is an unfunded plan, meaning that participants' accounts are bookkeeping entries only and do not entitle them to ownership of any actual assets. The accounts represent an unsecured promise by the Company to pay participants benefits in the future.
Participants' account balances are credited with earnings and investment gains and losses by assuming that the allocations were invested in one or more investment funds made available by the Company from time to time under the plan. The measuring investments have different degrees of risk. Participants select their measuring investments from among the investment alternatives provided and may reallocate amounts among the various investment alternatives at any time. The investment alternatives corresponded to the investment funds made available under the Company's 401(k) Plan.
The DC SERP benefit is paid as a lump sum on the later of the first day of the seventh month following termination of employment or February 1st of the calendar year following the calendar year of termination of employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Payments Made Upon Voluntary or Involuntary Termination
If the employment of any of the named executive officers is voluntarily or involuntarily terminated (other than retirement or involuntary termination without cause, as described below), no additional payments or benefits will accrue or be paid to the individual, other than what has been accrued and vested in the benefit plans discussed above in this proxy statement under the headings "Summary Compensation Table," "Pension Benefits," and "Nonqualified Deferred Compensation." A voluntary or involuntary termination will not trigger an acceleration of the vesting of any stock options.
Payments Made Upon Retirement
Upon retirement of a named executive officer, the officer would be eligible for:

•
A prorated amount of the executive officer's annual incentive award, payable at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

•	Stock options generally are exercisable for three years to the extent exercisable on the date of retirement, but may not be exercised later than the expiration date of the stock options.

•
Any outstanding performance share awards would be paid at the end of the performance period based on the actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period.

•	Shares of restricted stock and restricted stock units would be forfeited.

If a named executive officer covered under the Company's Defined Benefit Supplemental Executive Retirement Plan (the "DB SERP") or the Company's Defined Contribution Supplemental Executive Retirement Plan (the "DC SERP") engages in certain specific activities before payment of the supplemental executive retirement plan benefit, the executive will forfeit the benefit provided under the Plan. The DB SERP is described above in this proxy statement under the heading "Pension Benefits" and the DC SERP is described above in this proxy statement under the heading "Nonqualified Deferred Compensation."
Payments Made Upon Involuntary Termination Without Cause
If the employment of any of the named executive officers is terminated by Orbital ATK for convenience or a reduction in force due to lack of business or reorganization, the officer would be eligible for:

•	A lump sum payout equal to 12 months base salary.

•
A prorated amount of the executive officer's annual incentive award, payable at the end of the performance period. The payment would be based on actual performance measured following the end of the performance period and would be prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

•	An additional $25,000 to defray health care costs.

In return, the officer is required to execute a general release of claims against Orbital ATK and agree to confidentiality, non-compete, non-solicitation and non-disparagement provisions for the one-year severance period. If a breach of any of these post-employment restrictions occurs, Orbital ATK is entitled to stop payment on the severance benefit and recover payments already made.
In the event of an involuntary termination without cause, of any of the named executive officers, our standard award agreements provide as follows:

•
Stock options generally are exercisable for three years following such termination of employment to the extent exercisable on the date of termination, but may not be exercised later than the expiration date of the stock options.

•	Shares of restricted stock and restricted stock units would immediately vest.

•
Any outstanding performance share awards would be paid at the end of the performance period based on the actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period.

The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."
Payments Made Upon Disability
If the employment of any of the named executive officers is terminated due to disability, the following provisions would apply:

•
A prorated amount of the executive officer's annual incentive award, payable at the end of the performance period would be paid based on actual performance measured following the end of the performance period and prorated for the period of employment, provided the officer completed at least 90 days of employment in the performance period.

•
Stock options generally are exercisable for three years following such termination of employment to the extent exercisable on the date of termination, but may not be exercised later than the expiration date of the stock options.

•	Shares of restricted stock and restricted stock units would immediately vest.

•
Any outstanding performance share awards would be paid at the end of the performance period based on the actual performance measured following the end of the performance period and would be prorated for the period of active service during the performance period.

The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."
Payments Made Upon Death
If any of the named executive officers dies, the treatment of awards is similar to that outlined above for termination due to disability, except with respect to any outstanding performance share awards. Outstanding performance share awards would be paid to the officer's estate as soon as administratively possible at the threshold performance level for the applicable performance period. The payment would be prorated for the period of active service during the performance period.
The amounts of these payments are shown in the table below titled "Potential Payments Upon Termination."
Potential Payments Upon Termination Following a Change in Control
The purpose of the Company's Income Security Plan is to provide income security protection to certain executives of Orbital ATK in the event of a "qualifying termination" following a change in control of Orbital ATK. Generally, a "qualifying termination" is an involuntary termination of employment without "cause" or a voluntary termination of employment for "good reason." For purposes of the Income Security Plan, a "change in control" includes:

•	An acquisition of 40% or more of the voting power of securities entitled to vote in the election of directors;

•	The consummation of a reorganization, merger, asset sale, or other transaction that results in existing stockholders owning less than 60% of the Company's outstanding voting securities;

•	A change in a majority of the incumbent directors (including directors approved by a majority of the incumbents);

•	Approval by the stockholders of a complete liquidation or dissolution of the Company; or

•	Any other circumstance which the Board determines to be a change in control for purposes of this plan after giving due consideration to the nature of the circumstances then presented.

On May 5, 2015, the Company adopted the Orbital ATK, Inc. Income Security Plan ("2015 ISP"), freezing the Company's former plan ("2013 ISP) to new participants. The 2013 ISP will terminate on February 9, 2018. All of the named executive officers are covered under the 2013 ISP with the exception of Mr. Lehr who became eligible to participate in the 2015 ISP upon his promotion on July 1, 2015.
The amounts of the payments that would be made to the current executive officers named in the Summary Compensation Table if a "qualifying termination" occurred on December 31, 2016 are shown in the table below titled "Potential Payments Upon Termination."

Plan Provisions under the 2013 ISP
Participation in the plan is limited to "executive officers" of Orbital ATK (as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934) and any employee selected by the Compensation and Human Resources Committee prior to May 5, 2015. Within the plan, participants are divided into two tiers with different levels of payments and benefits:

•	"Tier 1 Participants," who are Orbital ATK's President and Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, and Senior Vice President and General Counsel; and

•	"Tier 2 Participants," who are all other "executive officers" and any employee selected by the Committee to participate in the plan for the current fiscal year.

The plan does not have a tax gross-up provision, and the plan caps the benefits provided under the plan at the limit established under Section 280G of the Internal Revenue Code in order to avoid the imposition of the excise tax provided by Section 4999 of the Code.
In the event of a "qualifying termination," as defined in the Income Security Plan, each participant in the plan will receive:

•	Base salary and other compensation earned through the date of termination to the extent not already paid;

•
A prorated portion of the annual cash incentive payment for which the participant is eligible for the fiscal year in which the termination occurs, calculated based on (a) the target level of performance if the termination occurs within the first three quarters of the fiscal year or (b) the greater of projected performance or target performance if the termination occurs within the fourth quarter of the fiscal year;

•	Immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

•	Payment of outstanding performance vesting stock awards and long-term cash incentive plan awards at the target level of performance; and

•	Payment for reasonable legal fees and expenses incurred in good faith by the participant to obtain benefits if Orbital ATK does not pay benefits under the plan.

In the event a Tier 1 Participant has a "qualifying termination" within the first five years of service in his or her specific Tier 1 officer position, the Tier 1 Participant will also receive:

•
A cash payment equal to three times the participant's annual base salary and current annual cash incentive opportunity for which the participant is eligible, assuming the target level of performance had been achieved;

•	A cash payment equal to three times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•	A cash payment equal to the value of benefits that Orbital ATK would have provided to the participant under Orbital ATK's group health plan for a period of three years following termination; and

•
An additional supplemental retirement benefit equal to the increased benefit that the participant would have received under the DB SERP and/or DC SERP that would have occurred if: (1) the additional age and service would have been credited during the three-year period following the date of the termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation, and (2) the participant had contributed the maximum amounts allowable for before-tax or Roth 401(k) contributions to the 401(k) plan during the three-year period following the date of termination.

After five years of service in the specific Tier 1 officer position, each element of compensation payable to a Tier 1 Participant that is multiplied by three, as described above, will be reduced by an increment of 0.2 on each of the fifth through ninth anniversaries of the date of service in that position, for a total decrease from three times compensation to two times compensation over that five-year period. Effective December 31, 2016, the multiple for each of Mr. Thompson, Mr. Pierce and Mr. Larson is three.
Tier 2 Participants will also receive:

•
A cash payment equal to two times the participant's annual base salary and current annual cash incentive amount opportunity for which the participant is eligible, assuming the target level of performance had been achieved;

•	A cash payment equal to two times the maximum 401(k) plan match the participant would have received for the calendar year in which the termination occurs;

•	A cash payment equal to the value of benefits that Orbital ATK would have provided to the participant under Orbital ATK's group health plan for a period of two years following termination; and

•
An additional supplemental retirement benefit equal to the increased benefit that the participant would have received under the DB SERP and/or DC SERP that would have occurred if: (1) the additional age and service would have been credited during the two-year period following the date of termination, based on the current base salary and payments received under any annual incentive plan during the year preceding termination for the purpose of calculating recognizable compensation, and (2) the participant had contributed the maximum amounts allowable for before-tax or Roth 401(k) contributions to the 401(k) plan during the two-year period following the date of termination.

Plan Provisions under the 2015 ISP

Participation in the plan is limited to "executive officers" of Orbital ATK (as that term is defined in Rule 3b-7 under the Securities Exchange Act of 1934) and any employee selected by the Compensation and Human Resources Committee since May 5, 2015. As discussed above, the 2015 ISP is applicable to Mr. Lehr.

•
A cash payment equal to two times the participant's annual base salary and current annual cash incentive amount opportunity for which the participant is eligible, assuming the target level of performance had been achieved;

•	A prorated portion of the annual cash incentive payment for which the participant is eligible for the fiscal year in which the termination occurs, calculated based on the target level of performance;

•	A cash payment equal to the cash amount the participant would receive under any Long-Term Cash Incentive Plan assuming target performance had been achieved;

•	Immediate full vesting of any outstanding stock awards, other than performance vesting stock awards;

•	Payment of outstanding performance vesting stock awards and long-term cash incentive plan awards at the target level of performance; and

•	A cash payment equal to the value of benefits that Orbital ATK would have provided to the participant under Orbital ATK's group health plan for a period of two years following termination.

All cash payments described in the 2013 ISP and 2015 ISP above (other than payments under any supplemental retirement benefit under the 2013 ISP) will be paid in a lump sum not later than the 15th day of the third calendar month following the date of a participant's "qualifying termination." The supplemental retirement benefit is paid the later of (a) six months following termination of employment or separation of service (as defined by Section 409A of the Internal Revenue Code) or (b) February 1 of the following calendar year. A participant is entitled to such benefits under the Income Security Plan in consideration of his or her execution of a separation agreement and general release of claims (the "Release"). The obligation to provide benefits to a participant will be conditioned on the participant's continuing compliance with the confidentiality and non-disparagement, non-competition and non-solicitation covenants set forth in the Release and the covenants to provide services to the Company set forth in the Release. The obligations of the participants have a duration of three years for Tier 1 participants and two years for Tier 2 participants. If a breach of these post-employment restrictions occurs, Orbital ATK is entitled to injunctive relief and any other legal or equitable remedies.
Potential Payments Upon Termination
The following table shows potential payments to the named executive officers upon death, disability, termination without cause and termination of employment following a change in control of the Company. The amounts shown assume that the termination was effective December 31, 2016, the last day of the Company's fiscal year, and are estimates of the amounts that would be paid to the executive officers upon termination, in addition to the base salary, annual incentive and long-term incentive earned during fiscal year 2016 and any applicable retirement amounts payable to the executive officers discussed above under the heading "Pension Benefits" and "Nonqualified Deferred Compensation" in this proxy statement. The actual amounts to be paid can only be determined at the actual time of an officer's termination. No tax gross-ups are paid to the executive officers upon termination of employment.

	David W. Thompson		Garrett E. Pierce		Blake E. Larson		Frank L. Culbertson		Scott L. Lehr

Payments Upon Death
Cash Payment	$—		$—		$—		$—		$—
Equity
Stock Options	$—		$—		$—		$—		$—
Restricted Stock and Restricted Stock Units	$2,430,384	(1)	$1,160,229	(1)	$914,322	(1)	$703,244	(1)	$459,530	(1)
Performance Awards	$274,252	(2)	$114,222	(2)	$212,826	(2)	$65,638	(2)	$86,992	(2)
Retirement (401(k), DB SERP and/or DC SERP benefit)	$—		$—		$—		$—		$—
Total	$2,704,636		$1,274,451		$1,127,148		$768,882		$546,522
Payments Upon Disability
Cash Payment	$—		$—		$—		$—		$—
Equity
Stock Options	$—		$—		$—		$—		$—
Restricted Stock and Restricted Stock Units	$2,430,384	(1)	$1,160,229	(1)	$914,322	(1)	$703,244	(1)	$459,530	(1)
Performance Awards	$274,252	(2)	$114,222	(2)	$212,826	(2)	$65,638	(2)	$86,992	(2)
Retirement (401(k), DB SERP and/or DC SERP benefit)	$—		$—		$—		$—		$—
Total	$2,704,636		$1,274,451		$1,127,148		$768,882		$546,522
Payments Upon Termination Without Cause - Layoff
Cash Payment	$925,000	(3)	$690,000	(3)	$670,000	(3)	$505,000	(3)	$485,000	(3)
Equity
Stock Options	$—		$—		$—		$—		$—
Restricted Stock and Restricted Stock Units	$1,839,523	(1)	$766,322	(1)	$914,322	(1)	$440,668	(1)	$459,530	(1)
Performance Awards	$274,252	(2)	$114,222	(2)	$486,931	(2)	$65,638	(2)	$188,423	(2)
Retirement (401(k), DB SERP and/or DC SERP benefit)	$—		$—		$—		$—		$—
Total	$3,038,775		$1,570,544		$2,071,253		$1,011,306		$1,132,953
Payments Upon Termination following a Change in Control
Severance Payment	$5,940,000		$3,790,500		$3,676,500		$1,728,000		$1,656,000
Equity
Stock Options	$438,428	(4)	$182,674	(4)	$234,129	(4)	$105,031	(4)	$54,466	(4)
Restricted Stock and Restricted Stock Units	$2,430,384	(1)	$1,160,229	(1)	$914,322	(1)	$703,244	(1)	$459,530	(1)
Performance Awards	$2,229,044	(5)	$928,622	(5)	$1,423,595	(5)	$533,925	(5)	$594,634	(5)
Health and Welfare Benefits	$45,258	(6)	$32,097	(6)	$31,707	(6)	$1,066	(6)	$30,215	(6)
Retirement (401(k) Match, DB SERP and/or DC SERP)	$576,546		$352,091		$348,559		$150,844		$—
Total	$11,659,660		$6,446,213		$6,628,812		$3,222,110		$2,794,845

(1)
Values are determined by multiplying the number of shares of restricted stock by $87.73, the closing market price of Company common stock as reported on the NYSE on December 30, 2016. The awards for Mr. Thompson, Mr. Pierce and Mr. Culbertson include time vesting restricted stock units that were granted to them by Orbital prior to the Merger.

(2)
The performance awards for the fiscal year 2015-2017 performance periods were converted to restricted stock units at the target level of performance on the date of Merger. All performance awards assume payout at the threshold performance level in the event of death, disability and termination without cause with the exception of performance awards for the fiscal year 2015-2017 performance period which assume target performance on termination without cause, consistent with the terms of the Award Agreements. The value was determined by multiplying the number of shares payable by $87.73, the closing market price of a share of Orbital ATK common stock as reported on the NYSE on December 30, 2016.

(3)	The cash payment includes 12 months of base salary and an additional $25,000 to defray health care costs.

(4)
Values are determined by multiplying the number of unvested options by the spread between the option price and $87.73, the closing market price of a share of Company common stock as reported on the NYSE on December 30, 2016.

(5)
Estimates for the performance awards for the fiscal year 2015-2017, April 1, 2015 through December 31, 2017 and 2016-2018 performance periods assume payout at the target performance level, consistent with the terms of the Income Security Plan. The value was determined by multiplying the number of shares payable by $87.73, the closing market price of a share of Orbital ATK common stock as reported on the NYSE on December 31, 2016.

(6)
For purposes of quantifying health and welfare benefits, Orbital ATK's annual premium cost was multiplied by three for each of Mr. Thompson, Mr. Pierce and Mr. Larson and by two for each of the other named executive officers.

Executive Severance Agreement with Mr. Pierce
Mr. Pierce has a preexisting executive severance agreement with Orbital. The Company assumed this agreement in connection with the Merger. The agreement provides that Mr. Pierce would receive severance payments and benefits from the Company if his employment is terminated other than in the event of a change in control.

Under his agreement, Mr. Pierce will be entitled to the following payments and benefits upon the occurrence of the following termination events:

Disability. If Mr. Pierce's employment is terminated by the Company for disability (generally defined as incapacity due to physical or mental illness), then (1) his benefits shall be determined in accordance with the insurance and benefits programs then in effect and (2) his equity grants shall continue to vest as scheduled for a 24-month period following such termination and his stock options shall remain exercisable for the remainder of the originally scheduled term. Assuming a December 31, 2016 termination event for disability, Mr. Pierce would receive (a) short-term disability payments of 80% of his base salary for six months, paid biweekly for a total of $266,000, followed by (b) monthly long-term disability payments of $25,000 for 12 months, for an aggregate potential amount of $566,000; and a total of 4,490 unvested RSUs, 8,735 shares of restricted stock and 10,585 performance shares would continue to vest as scheduled for a 24-month period. As of December 31, 2016, the value of these awards was $2,088,851 based on the $87.73 closing price of Company common stock on December 30, 2016. Therefore, the aggregate amount of compensation Mr. Pierce might receive if his employment was terminated due to his disability is $2,654,851.

Cause. If Mr. Pierce's employment is terminated by the Company for "cause" (as defined in the agreement), Mr. Pierce would only be permitted to exercise vested stock options for 60 days after the date of termination. Mr. Pierce has no vested stock options.

Good Reason or Without Cause. If Mr. Pierce's employment is terminated by the Company for any reason other than for disability or cause, or by Mr. Pierce for "good reason" (as defined in the agreement), then Mr. Pierce would receive a lump sum payment equal to two times the sum of (1) his annual base salary and (2) the higher of (a) the sum of any bonuses paid or payable to him for the 12-month period immediately preceding the month of such termination or (b) the target bonus for the year of termination based on 80% of his annual base salary. He would also be reimbursed for all reasonable legal fees and expenses incurred by him as a result of such termination. Also, Mr. Pierce's outstanding RSUs would continue to vest as scheduled for a 24-month period. In addition, his insurance benefits would continue for a 24-month period following such termination.

If Mr. Pierce's employment is terminated by the Company without cause or by him for good reason, and assuming a December 31, 2016 termination event for either of these reasons, payments would be as follows:

Salary	Bonus	Insurance Benefits(1)	Equity Awards(2)	Total(3)
$1,330,000	$1,380,988	$46,322	$2,295,487	$5,052,797

(1)
Reflects the gross premiums to be paid to provide Mr. Pierce with life, disability, accident and health insurance benefits substantially similar to those he was receiving as of December 31, 2016 for the next 24-month period. Assumes annual increases in premiums based on historical percentage increases.

(2)
Reflects the value of 4,490 RSUs, 8,735 shares of restricted stock and 10,585 performance shares, which would continue to vest as scheduled for the next 24-month period, based on the $87.73 closing price of Company common stock on December 30, 2016. Also includes the value of (i) 9,747 stock options, determined based on the difference between the closing price of $87.73 and the exercise price for the options of $72.06, and (ii) 6,494 stock options, determined based on the difference between the closing price of $87.73 and the exercise price for the options of $79.43.

(3)	Estimated legal fees and expenses incurred by Mr. Pierce in connection with a termination are not included in the total.

PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF ORBITAL ATK'S NAMED EXECUTIVE OFFICERS
In accordance with applicable law, we are asking our stockholders to approve, on an advisory basis, the compensation paid to our executive officers, as disclosed in this proxy statement.
The Compensation and Human Resources Committee of our Board of Directors believes that the compensation for the fiscal year ended December 31, 2016 of our named executive officers was reasonable and appropriate, and that our compensation plans are designed to ensure that management's interests are aligned with our stockholders' interests for long-term value creation.
We urge our stockholders to read the "Compensation Discussion and Analysis" section of this proxy statement, as well as the Summary Compensation Table and related compensation tables and narrative in this proxy statement, which provide detailed information on Orbital ATK's compensation policies and practices and the compensation of our named executive officers.
This advisory vote, commonly referred to as "say on pay," is non-binding on our Board of Directors. Although non-binding, the Compensation and Human Resources Committee of the Board will take into account the results of the say-on-pay vote, as applicable, when considering future executive compensation arrangements.
In connection with the Annual Meeting of Stockholders of the Company on August 2, 2011, the Company's Board of Directors recommended, and stockholders overwhelmingly approved, an annual say-on-pay vote. Accordingly, Orbital ATK conducts say-on-pay votes every year. This year, we again are asking our stockholders to approve an advisory vote on the frequency of the say-on-pay vote to occur at the Annual Meeting of Stockholders (see Proposal 3 below).
Our Board of Directors recommends a vote FOR the approval, on an advisory basis, of the compensation paid to the Company's named executive officers, as disclosed in this proxy statement.

PROPOSAL 3
ADVISORY VOTE TO APPROVE THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In Proposal 2 above, we are asking our stockholders to vote to approve an advisory resolution on executive compensation, commonly referred to as “say on pay.” In accordance with applicable law, in this Proposal 3 we are giving our stockholders the opportunity to cast a non-binding vote to approve how often Orbital ATK should include a say-on-pay vote in its proxy materials for future annual meetings of stockholders. Stockholders may vote to have the say-on-pay vote every year, every two years, or every three years. Stockholders may also abstain from voting.
Our Board of Directors is recommending that stockholders approve continuing to conduct the say-on-pay vote every year so that Orbital ATK’s stockholders may annually express their views on Orbital ATK’s executive compensation program.
Although this advisory vote is not binding on our Board of Directors, and the Board recommends that the say-on-pay vote be held every year, the Board will carefully consider and expects to be guided by the alternative that receives the most stockholder support in determining the frequency of future say-on-pay votes.
Our Board of Directors recommends a vote for conducting future advisory votes on executive compensation EVERY YEAR.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors has appointed Deloitte & Touche LLP ("Deloitte") as Orbital ATK's independent registered public accounting firm to audit Orbital ATK's financial statements for the fiscal year ending December 31, 2017. We are asking our stockholders to ratify the selection of Deloitte as the Company's independent auditor.
Although ratification is not required by the Company's Bylaws or otherwise, we are asking our stockholders to ratify this appointment as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent accounting firm. Even if the selection is ratified, the Committee may select a different independent accounting firm at any time during the year if it determines that this would be in the best interests of the Company and its stockholders.
As previously disclosed in the Company's Form 8-K dated May 1, 2017 (the "Form 8-K"), the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.  PwC had been engaged on June 30, 2015 and had been the Company’s independent registered public accounting firm for the year ended December 31, 2016 and the nine-month transition period ended December 31, 2015 (the “2015 transition period”).

PwC’s reports on the financial statements of the Company for the year ended December 31, 2016 and the 2015 transition period did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the period from June 30, 2015 to December 31, 2015, the year ended December 31, 2016 and the subsequent interim period through May 1, 2017, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreements in connection with its report.

During the year ended December 31, 2016, the 2015 transition period and the subsequent interim period through May 1, 2017, there were reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K under the Securities Act of 1933.  As disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the Company’s Annual Report on Form 10-K/A for the 2015 transition period, the Company and PwC each concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2015, and as of December 31, 2016, because of material weaknesses in our control environment related to (i) establishing and maintaining accounting policies and procedures related to complex transactions, and (ii) maintaining a sufficient complement of personnel with appropriate levels of accounting and controls knowledge, experience, and training commensurate with the nature and complexity of our business and contract activity.  These material weaknesses in our control environment contributed to material weaknesses at the control activity level where the Company (iii) did not design appropriate controls to ensure completeness and accuracy of purchase accounting, specifically the Company did not maintain controls over measurement period adjustments and controls over the calculation of acquired contracts’ percentage of completion used to recognize revenue (this material weakness was identified in 2015 and remediated during the quarter ended December 31, 2016), and (iv) did not maintain controls over the integration of accounting operations of the two merged companies and over the preparation, analysis and review of accounts of the combined business.  Also, the Company (v) did not maintain an effective control environment at its Defense Systems Group and its Small Caliber Systems Division, specifically the Small Caliber Systems Division did not maintain a control environment where procedures to escalate accounting issues to Defense Systems Group or Corporate management were followed, which led to the suppression of information by Small Caliber Systems Division management related to cost overruns and the override of certain controls due to pressure to achieve cost savings and maintain a targeted profit rate.  This material weakness in our control environment contributed to (vi) a material weakness at the Small Caliber Systems Division, where the Small Caliber Systems division did not design and maintain controls related to the preparation, review and approval of costs incurred and contract estimates used to determine revenue.  The Audit Committee has had extensive discussions with PwC regarding these conclusions.  The Company authorized PwC to fully respond to the inquiries of Deloitte, as the successor accountant, concerning these material weaknesses.

As disclosed in the Company's Form 8-K, the Company provided PwC a copy of the above disclosures in the Form 8-K and requested that PwC provide the Company with a letter addressed to the Securities and Exchange Commission stating whether PwC agreed with the statements above made by the Company in response to Item 304(a) of Regulation S-K.  A copy of PwC's letter dated May 5, 2017 furnished by PwC in response to that request was filed as Exhibit 16.1 to the Form 8-K.

On May 1, 2017, the Audit Committee appointed Deloitte as Orbital ATK’s independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2017.  Deloitte was previously the Company’s independent registered public accounting firm for over twenty years through the fiscal year ended March 31, 2015 (“fiscal 2015”).

During the year ended December 31, 2016, the 2015 transition period and the interim period through May 1, 2017, except for those matters that had or could have had an impact on the restated financial statements of the Company for fiscal 2015 and 2014, for which Deloitte was engaged to serve as the Company’s independent registered public accounting firm, the Company did not consult with Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and Deloitte did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or (iii) a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.
Based on its detailed evaluation and review, the Audit Committee believes that Deloitte is independent and that it is advisable to retain Deloitte as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.
A representative of Deloitte will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from stockholders. We do not expect representatives of PwC to be present at the Annual Meeting.
Our Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as Orbital ATK's independent registered public accounting firm.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PricewaterhouseCoopers LLP ("PwC") acted as Orbital ATK's independent registered public accounting firm and also provided certain other services for the fiscal year ended December 31, 2016.
Annually, the Audit Committee reviews and pre-approves the audit services to be provided by our independent registered public accounting firm (independent auditor) for the fiscal year, including the financial plan for the audit fees and services. In addition, the Audit Committee annually provides pre-approval for designated types of services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee, subject to an annual dollar limitation and other terms specified by the Committee in its pre-approval policy. Any other service to be provided by the independent auditor requires specific pre-approval by the Audit Committee. In accordance with the pre-approval policy, the specific services provided by the independent auditor and the dollar amounts of fees paid for such services are reported to the Committee. The Audit Committee has delegated to the Chair of the Committee the authority to grant pre-approvals subject to a dollar limitation. Any pre-approval by the Chair of the Audit Committee is summarized for the full Committee at its next scheduled meeting.
The following table sets forth the amount of audit fees, audit-related fees, tax fees, and all other fees billed for services by PwC for the fiscal year ended December 31, 2016 and for the nine months ended December 31, 2015, which constituted the 2015 transition period. All fees were pre-approved by the Audit Committee or the Chair of the Audit Committee.

	Fiscal Year Ended 12/31/2016	Transition Period Ended 12/31/2015
Audit Fees	$8,037,450	$10,737,561
Audit-Related Fees	5,000	122,568
Tax Fees	1,475,457	820,176
All Other Fees	3,832	1,800
Total Fees	$9,521,739	$11,682,105
The Audit Fees billed or to be billed for the fiscal year ended December 31, 2016 and for the 2015 transition period were for professional services rendered for audits of the Company's annual consolidated financial statements and internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and reviews of the Company's quarterly financial statements. The amount for the 2015 transition period was revised to include $6,876,325 for professional services rendered in connection with the restatement of the Company's previously issued consolidated financial statements and related disclosures in its Transition Report on Form 10-K for the nine month period ended December 31, 2015 and related quarterly reports previously filed on Form 10-Q, as well as $1,250,000 of fees paid in 2016 related to the 2015 audit. The amount for the 2015 transition period also included $111,264 for professional services rendered in connection with the Company's issuance of its 5.25% Senior Notes.
The Audit-Related Fees billed for the fiscal year ended December 31, 2016 were for services relating to benefit plan consents. The amount for the 2015 transition period was for services relating to audits of benefit plan financial statements, which were rendered by PwC to the plans and were billed directly to, and paid directly by, the plans.
The Tax Fees billed for each of the fiscal year ended December 31, 2016 and the 2015 transition period were for services related to tax compliance, advice and planning, as well as services related to research and development tax credit studies.
All Other Fees billed for each of the fiscal year ended December 31, 2016 and the 2015 transition period were for accounting research tool annual licenses.

AUDIT COMMITTEE REPORT
The Audit Committee is composed solely of independent directors, as determined by the Board of Directors under the rules of the Securities and Exchange Commission and the New York Stock Exchange listing standards. In addition, the Board of Directors has determined that each of Robert M. Hanisee, Douglas L. Maine and Roman Martinez IV is an "audit committee financial expert," as defined under applicable federal securities law and regulations. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company's website and which was last amended in March 2015. The Audit Committee has sole authority to appoint, terminate or replace the Company's independent registered public accounting firm, which reports directly to the Audit Committee.
The Audit Committee reviews the Company's financial statements and the Company's financial reporting process. Management has the primary responsibility for the Company's financial statements and internal control over financial reporting, as well as disclosure controls and procedures. In this context, the Audit Committee:

•
reviewed and discussed with management and PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm for the fiscal year ended December 31, 2016, the Company's audited consolidated financial statements for the same period;

•	discussed with PwC the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;

•
received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC's communications with the Audit Committee concerning independence; and

•	discussed with PwC the firm's independence.

During 2016, the Audit Committee held 21 meetings, including 17 special meetings that were related to:

•	the restatement of the Company’s financial statements contained in its Form 10-K/A for the nine-month period ended December 31, 2015 and its Form 10-Q/A for the quarter ended April 2, 2016; and

•	associated remediation efforts made to address the material weaknesses in the Company’s internal control over financial reporting.

The Audit Committee supervised an internal investigation of the circumstances surrounding the restatement. During the investigation, the Chairman of the Audit Committee was in near daily contact with investigation team and senior management, while the Audit Committee had weekly meetings during this process. The Audit Committee believes the Company actions have identified the full extent of the underlying issues that resulted in the restatement, addressed the contributing factors, and put in place an improved control environment intended to prevent any such issues in the future.

The Audit Committee also is responsible for the appointment, compensation and oversight of the external auditor. Actions taken by the Audit Committee during 2016 in furtherance of this responsibility included:

•
evaluation of PwC's qualifications, performance and independence in determining to engage PwC as the Company's independent registered public accounting firm for the fiscal year ended December 31, 2016;

•
approval of PwC's audit plan and proposed fees for the fiscal year ended December 31, 2016, after considering the process for determining the appropriate scope of the audit, the basis for the proposed fees, and the adequacy of the aggregate hours proposed for the fiscal year audit;

•	pre-approval of any additional PwC services and fees, along with a quarterly review of all fees paid to PwC under the Committee's pre-approval policy with respect to PwC's services; and

•	approval of the Company's Internal Audit plan for the fiscal year ended December 31, 2016.

The Audit Committee's significant activities during 2016 also included regular reviews and discussions of:

•	the Chief Executive Officer's and Chief Financial Officer's evaluation of disclosure controls and procedures and internal control over financial reporting;

•
the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, including the financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations;

•	earnings releases and financial information and earnings guidance provided to the Company's analysts;

•	PwC's reports on financial statements and the effectiveness of the Company's internal control over financial reporting;

•	significant activities and audit results of the Company's Internal Audit department;

•	significant litigation and legal matters;

•	risks of a financial or accounting nature that might face the Company; and

•	ethics and compliance matters involving auditing or accounting concerns.

Based on the Audit Committee's review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission.
Audit Committee
Douglas L. Maine, Chair
Kevin P. Chilton
Martin C. Faga
Robert M. Hanisee
Ronald T. Kadish
Roman Martinez IV

FUTURE STOCKHOLDER PROPOSALS
Stockholder Proposals Intended to be Included in Our Proxy Statement; Voting on Proxy Statement Proposals
If you would like to submit a proposal for us to include in the proxy statement for our 2018 annual meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. We expect that the Company’s 2018 Annual Meeting of Stockholders will be held more than 30 days earlier than in 2017. Therefore, in accordance with Rule 14a-8, you must also make sure that we receive your proposal at our executive offices (sent c/o Corporate Secretary) within a reasonable time before the Company begins to print and send its proxy materials for the 2018 annual meeting. Any stockholder proposal included in our proxy statement will also be included on our form of proxy so that stockholders can indicate how they wish to vote their shares on the proposal.
Stockholder Director Nominations
If you would like to recommend a person for consideration as a nominee for election as a director at our 2018 annual meeting, you must comply with the advance notice provisions of our Bylaws.  Due to the expectation that the Company’s 2018 Annual Meeting of Stockholders will be held more than 30 days earlier than in 2017, our Bylaw provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no later than the later of (1) 90 days prior to our 2018 annual meeting or (2) the close of business on the tenth calendar day following the public disclosure of the date of our 2018 annual meeting. Additional information regarding the consideration of stockholder recommendations for nominees to the Board can be found in this proxy statement under the heading "Corporate Governance—Meetings of the Board and Board Committees—Governance Committee."
Other Stockholder Proposals; Discretionary Voting on Other Stockholder Proposals
If you would like to present a proposal at our 2018 annual meeting without including it in our proxy statement, you must comply with the advance notice provisions of our Bylaws. Due to the expectation that the Company’s 2018 Annual Meeting of Stockholders will be held more than 30 days earlier than in 2017, our Bylaw provisions require that we receive your nomination at our executive offices (sent c/o Corporate Secretary) no later than the later of (1) 90 days prior to our 2018 annual meeting or (2) the close of business on the tenth calendar day following the public disclosure of the date of our 2018 annual meeting. If we receive an eligible proposal that is not included in our proxy statement, the persons named in our proxy for the 2018 annual meeting will have discretionary authority to vote on the proposal using their best judgment, subject to the provisions of Rule 14a-4(c) under the Securities Exchange Act of 1934.
General Information
If the presiding officer at the 2018 annual meeting of stockholders determines that a stockholder proposal or stockholder director nomination was not submitted in compliance with the advance notice provisions of our Bylaws, the proposal or nomination will be ruled out of order and not acted upon.
The above information is only a summary of some of the requirements of the advance notice provisions of our Bylaws. If you would like to receive a copy of the provisions of our Bylaws setting forth all of these requirements, you should write to our executive offices, c/o Corporate Secretary.

By Order of the Board of Directors,

Thomas E. McCabe Secretary
June 23, 2017

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 10, 2017.

ORBITAL ATK, INC.

ORBITAL ATK, INC.
45101 WARP DRIVE
DULLES, VA 20166

E30940-Z70428

Meeting Information

Meeting Type: Annual Meeting
For holders as of: June 14, 2017
Date: August 10, 2017 **Time:** 9:00 AM Local Time
Location: Corporate Headquarters
45101 Warp Drive
Dulles, VA 20166

You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. NOTICE AND PROXY STATEMENT 2. ANNUAL REPORT TO STOCKHOLDERS

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before July 27, 2017 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

E30941-Z70428

Voting Items

The Board of Directors recommends you vote FOR each of the listed nominees.

1. Election of Directors

Nominees:

1a. Kevin P. Chilton

1b. Roxanne J. Decyk

1c. Lennard A. Fisk

1d. Ronald R. Fogleman

1e. Ronald T. Kadish

1f. Tig H. Krekel

1g. Douglas L. Maine

1h. Roman Martinez IV

1i. Janice I. Obuchowski

1j. James G. Roche

1k. Harrison H. Schmitt

1l. David W. Thompson

1m. Scott L. Webster

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote every "1 YEAR" on proposal 3.

The Board of Directors recommends you vote FOR proposal 4.

E30942-Z70428

ORBITAL ATK, INC.
45101 WARP DRIVE
DULLES, VA 20166

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Orbital ATK, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E30936-Z70428 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORBITAL ATK, INC.

The Board of Directors recommends you vote FOR each of the listed nominees.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kevin P. Chilton	☐	☐	☐
1b. Roxanne J. Decyk	☐	☐	☐
1c. Lennard A. Fisk	☐	☐	☐
1d. Ronald R. Fogleman	☐	☐	☐
1e. Ronald T. Kadish	☐	☐	☐
1f. Tig H. Krekel	☐	☐	☐
1g. Douglas L. Maine	☐	☐	☐
1h. Roman Martinez IV	☐	☐	☐
1i. Janice I. Obuchowski	☐	☐	☐
1j. James G. Roche	☐	☐	☐
1k. Harrison H. Schmitt	☐	☐	☐
1l. David W. Thompson	☐	☐	☐
1m. Scott L. Webster	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote every "1 YEAR" on proposal 3.

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

	For	**Against**	**Abstain**
4. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

ORBITAL ATK, INC.

Corporate Headquarters and Annual Meeting Site:
45101 Warp Drive
Dulles, VA 20166
(telephone: 703-406-5000; web site: www.orbitalatk.com)

Stockholder Inquiries:
If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 505000, Louisville, KY 40233; send overnight correspondence to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 (telephone toll free: 1-866-865-6322; web site: https://www-us.computershare.com/investor/contact)

Investor Relations:
Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Barron S. Beneski, Vice President, Communications and Investor Relations, Orbital ATK, Inc., 45101 Warp Drive, Dulles, VA 20166 (telephone: 703-406-5528; e-mail: barron.beneski@orbitalatk.com)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

E30937-Z70428

ORBITAL ATK, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David W. Thompson and Thomas E. McCabe as proxies, each with power to act alone and to appoint a substitute, and authorizes each of them to represent and vote as specified on the other side of this proxy, all shares of common stock of Orbital ATK, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, August 10, 2017, at the headquarters of the Company at 45101 Warp Drive, Dulles, Virginia 20166, and all adjournments thereof. **The shares represented by this proxy will be voted as specified on the other side. If no choice is specified, this proxy will be voted FOR Proposals 1, 2 and 4, and on an advisory basis with respect to proposal 3, in favor of conducting future votes on executive compensation EVERY YEAR. The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.**

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Your Internet or telephone vote authorizes the named proxies to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on the other side

V.1.1

ORBITAL ATK, INC.
45101 WARP DRIVE
DULLES, VA 20166

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Orbital ATK, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time one day before the meeting date (two days before the meeting date if you are a 401(k) Plan participant). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E30938-Z70428 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ORBITAL ATK, INC.

The Board of Directors recommends you vote FOR each of the listed nominees.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kevin P. Chilton	☐	☐	☐
1b. Roxanne J. Decyk	☐	☐	☐
1c. Lennard A. Fisk	☐	☐	☐
1d. Ronald R. Fogleman	☐	☐	☐
1e. Ronald T. Kadish	☐	☐	☐
1f. Tig H. Krekel	☐	☐	☐
1g. Douglas L. Maine	☐	☐	☐
1h. Roman Martinez IV	☐	☐	☐
1i. Janice I. Obuchowski	☐	☐	☐
1j. James G. Roche	☐	☐	☐
1k. Harrison H. Schmitt	☐	☐	☐
1l. David W. Thompson	☐	☐	☐
1m. Scott L. Webster	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The Board of Directors recommends you vote FOR proposal 2.

The Board of Directors recommends you vote every "1 YEAR" on proposal 3.

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.

	For	**Against**	**Abstain**
4. Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐

NOTE: If you vote your proxy through the Internet or by telephone, you do NOT need to mail back your proxy card. If you are located outside the United States, the delivery of your Proxy MUST be by INTERNET or MAIL.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V.1.1

ORBITAL ATK, INC.

Corporate Headquarters and Annual Meeting Site: 45101 Warp Drive
Dulles, VA 20166
(telephone: 703-406-5000; web site: www.orbitalatk.com)

Stockholder Inquiries: If you are a stockholder of record, send inquiries concerning transfer of shares, lost certificates or address changes to the Company's Transfer Agent/Registrar, Computershare, P.O. Box 505000, Louisville, KY 40233; send overnight correspondence to Computershare, 462 South 4th Street, Suite 1600, Louisville, KY 40202 (telephone toll free: 1-866-865-6322; web site: https://www-us.computershare.com/investor/contact)

Investor Relations: Inquiries from stockholders, securities analysts and others in the professional investment community should be directed to Barron S. Beneski, Vice President, Communications and Investor Relations, Orbital ATK, Inc., 45101 Warp Drive, Dulles, VA 20166 (telephone: 703-406-5528; e-mail: barron.beneski@orbitalatk.com)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

E30939-Z70428

ORBITAL ATK, INC.

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby directs Fidelity Management Trust Company, the Trustee of the Orbital ATK, Inc. 401(k) Plan, to vote all shares of common stock held in the Plan, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Thursday, August 10, 2017, at the headquarters of the Company at 45101 Warp Drive, Dulles, Virginia 20166, and all adjournments thereof. **These instructions will be followed as directed on the other side. Shares held in the Plan for which no voting instructions are received by the Trustee, as well as shares not allocated to any participants, will be voted in the same proportion as votes actually cast by participants in the Plan.**

The undersigned hereby acknowledges receipt of the Proxy Statement of the Company.

Your Internet or telephone vote authorizes the Trustee to vote these shares in the same manner as if you marked, signed and returned your proxy card.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on the other side

V.1.1